UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

YRC Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

10990 Roe Avenue

Overland Park, Kansas 66211

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of YRC Worldwide Inc. (the “Company”) will be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, on Thursday, May 17, 2007 at 10:00 a.m., Overland Park, Kansas time, to consider the following matters:

I.	The election of nine directors;

II.	The approval of the Company’s Annual Incentive Bonus Program for senior executive officers;

III.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007; and

IV.	The transaction of any other business as may properly come before the meeting or any reconvened meeting after an adjournment.

The accompanying Proxy Statement contains information regarding the matters that you will be asked to consider and vote on at the Annual Meeting.

The Board of Directors has fixed the close of business on March 20, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any reconvened meeting after any adjournments of the meeting.

WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy. If you receive more than one proxy because your shares are held in various names or accounts, each proxy should be completed and returned. In some cases, you may be able to exercise your proxy by telephone or by the internet. Please refer to the Proxy Statement for further information on telephone and internet voting.

By Order of the Board of Directors:

Overland Park, Kansas

April 13, 2007

DANIEL J. CHURAY, Secretary

YRC WORLDWIDE INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

PROXY STATEMENT

Annual Meeting of Stockholders

YRC WORLDWIDE INC.

10990 Roe Avenue

Overland Park, Kansas 66211

INTRODUCTION

We are furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board”) of YRC Worldwide Inc., a Delaware corporation (the “Company”), of proxies for use at our 2007 Annual Meeting of Stockholders, to be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, at 10:00 a.m., Overland Park, Kansas time, on Thursday, May 17, 2007, and at any and all reconvened meetings after any adjournments of the meeting. The Company’s telephone number is (913) 696-6100; and our mailing address is 10990 Roe Avenue, Overland Park, Kansas 66211. Our Annual Report on Form 10-K (including audited financial statements) for the year ended December 31, 2006, accompanies this Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, which will be mailed to stockholders on or about April 13, 2007. The Annual Report is not part of this proxy soliciting material except to the extent specifically incorporated in this Proxy Statement by reference. A copy of our annual report to the Securities and Exchange Commission (“SEC”) on Form 10-K and the quarterly reports on Form 10-Q may be obtained without charge by writing the Vice President—Treasurer and Investor Relations of the Company at the mailing address above. You may read and copy these reports or any other document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements, and other information that we have filed electronically. The SEC’s website is located at http://www.sec.gov. This information is also available through our website located at http://www.yrcw.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF THE COMPANY

At the Annual Meeting, you will consider and vote upon:

I.	the election of nine directors;

II.	the approval of the Company’s Annual Incentive Bonus Program for senior executive officers;

III.	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007; and

IV.	any other business as may properly come before the meeting.

QUESTIONS AND ANSWERS

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on March 20, 2007 will be entitled to notice of and to vote at our Annual Meeting of Stockholders or any reconvened meetings after any adjournments of the meeting.

How many shares can vote?

On the record date, March 20, 2007, we had outstanding 57,466,538 shares of common stock, which constitute our only outstanding voting securities. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

What matters am I voting on?

You are being asked to vote on the following matters:

•	the election of nine directors,

•	the approval of the Company’s Annual Incentive Bonus Program for senior executive officers, and

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote “FOR” the proposed slate of directors, “FOR” the approval of the Company’s Annual Incentive Bonus Program, and “FOR” the ratification of the appointment of KPMG LLP.

How do I cast my vote?

If you hold your shares as a stockholder of record, you may vote by mail by signing and returning the enclosed proxy card, or you may vote in person at the Annual Meeting by delivering your proxy card in person or by filling out and returning a ballot that will be supplied to you at the meeting. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Stockholders with shares registered in their names with UMB Bank, n.a., our transfer agent, may authorize a proxy by the internet at the following internet address: http://www.cesvote.com, or by telephone at 1-888-693-8683. Proxies submitted through UMB Bank, by the internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Overland Park, Kansas time) on May 16, 2007. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the internet or telephone. This option is separate from the option that UMB Bank offers, and, if available, will be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in a similar program, you may direct the vote of these shares by the internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the internet or telephone through a similar program must be received by 11:59 p.m. Eastern time (or 10:59 p.m. Overland Park, Kansas time) on May 16, 2007. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the internet or the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the internet or by telephone with respect to your shares. The internet and telephone proxy procedures are designed to

•	authenticate stockholders’ identities,

•	allow stockholders to give their proxy instructions, and

•	confirm that those instructions have been properly recorded.

The enclosed proxy card contains instructions for voting by mail. Please follow these instructions carefully. The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the proposals.

How will the proxies vote on any other business brought up at the meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter properly brought before the meeting. The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the proposals. The Board does not intend to bring any other business before the meeting, and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Can I revoke my proxy?

Yes. You can revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy card bearing a later date;

•	Requesting a proxy either on the internet or the voting form that accompanies this Proxy Statement (for telephone or internet voting only);

•	Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. A proxy that a stockholder submits may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Proxies that are marked “abstain”, proxies relating to “street name” shares that are returned to the Company but marked by brokers as “not voted” (“broker non-votes”) and proxies reflecting shares subject to stockholder withholding will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy.

What is a broker non-vote?

A broker non-vote occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

Will broker non-votes or abstentions affect the results?

No, broker non-votes and abstentions will not count as votes “FOR” or “AGAINST” any director or proposal being voted on.

What does it mean if I get more than one proxy card?

Your shares are probably registered in more than one account. You should vote each proxy card you receive.

How many votes are needed for approval of each proposal?

•	The election of each of the directors requires a majority vote of the votes cast at the meeting.

•	The approval of the Company’s Annual Incentive Bonus Program for senior executives requires the affirmative “FOR” vote of a majority of the votes cast at the meeting.

•	The ratification of the appointment of KPMG LLP requires the affirmative “FOR” vote of a majority of the votes cast at the meeting.

Abstentions from voting and shares that are subject to stockholder withholding or broker non-vote are not counted as “votes cast” with respect to that proposal and, therefore, will have no effect on that vote.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

How will proxies be solicited? Who will bear the cost?

We will bear the cost of the solicitation. In addition to the use of the mails, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram or otherwise. We may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of common stock held of record by those owners. We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Stockholders authorizing proxies or directing the voting of shares by the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, and the stockholder must bear those costs.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

WITH THE BOARD

Stockholder Proposals. SEC rules provide that we must receive stockholders’ proposals intended to be presented at the 2008 Annual Meeting by December 15, 2007 to be eligible for inclusion in the proxy materials relating to that meeting. Stockholder proposals should be submitted in writing to the Secretary, YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. Stockholder proposals that are proposed to be brought before the 2008 Annual Meeting and that are not received by the deadline described in the preceding sentence will be considered not properly brought before that meeting, and will be out of order, unless we receive notice of the stockholder proposal not less than 60 days nor more than 90 days prior to the date of the 2008 Annual Meeting, in accordance with our Bylaws. If, however, we give less than 70 days notice of the date of the 2008 Annual Meeting, then, to be timely, we must receive notice of a stockholder proposal by the 10th day following the day that we mail notice of, or publicly disclose, the date of the 2008 Annual Meeting. We may use our discretionary authority to preclude any stockholder proposal received after that time from presentment at the 2008 Annual Meeting.

Stockholder Director Nominee Proposals. Stockholders who wish to suggest qualified candidates to stand for election to our Board may write to the Secretary, YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211, stating in detail and in accordance with our Bylaws the qualifications of the persons they recommend. To be considered at the 2008 Annual Meeting, you must mail or deliver a recommendation to us not less than 14 days nor more than 50 days prior to the date of the 2008 Annual Meeting. If, however, we give less than 21 days notice of the date of the 2008 Annual Meeting, you must mail or deliver a recommendation by the seventh day following the day that we mail notice of the date of the 2008 Annual Meeting. The Governance Committee of the Board will consider the suggestions. The Governance Committee uses criteria to consider any candidate for director nominees, including nominees that stockholders submit. These criteria are provided in Structure and Functioning of the Board in this Proxy Statement in the subsection that discusses the Governance Committee.

Stockholder Communications with the Board. The Company encourages any stockholder who desires to communicate with the Board with respect to the stockholder’s views and concerns to do so by writing to the Secretary of the Company, who shall assure that the Chairman of the Governance Committee receives the correspondence. The address of the Company’s Secretary is YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

SECURITY OWNERSHIP OF MANAGEMENT

Shares of Company common stock that directors and executive officers of the Company owned as of February 28, 2007, and include:

•	shares in which they may be deemed to have a beneficial interest;

•	shares credited to individual accounts in the Company’s qualified savings and defined contribution plans;

•	share units subject to the 2004 Long-Term Incentive and Equity Award Plan;

•

in the case of executive officers, shares subject to options that are exercisable on or prior to April 29, 2007, pursuant to the 1996 Stock Option Plan, 1997 Stock Option Plan, 1999 Stock Option Plan, and 2002 Stock Option and Share Award Plan; and

•	in the case of outside directors, options that are exercisable on or prior to April 29, 2007, pursuant to the Directors’ Stock Compensation Plan.

None of the shares that the directors and officers own are pledged as security. Also, see footnote (2) below regarding adjusted amounts and percentages arising out of grants of performance share units. James Welch retired from the Company in January 2007.

Title of Class	Name	Shares of Company Common Stock Owned as of 2/28/07(1)		Shares Subject to Options that Are or Will Become Exercisable prior to 4/29/07	Total Beneficial Ownership(1)		Percent of Class	Unvested LTIP Performance Share Units(2)	Adjusted Total Beneficial Ownership		Adjusted Percent of Class
Common	Cassandra C. Carr	20,375	(3)	0	20,375	(3)	*	0	20,375	(3)	*
Common	Howard M. Dean	26,758	(3)	0	26,758		*	0	26,758	(3)	*
Common	John F. Fiedler	9,539		0	9,539	(3)	*	0	9,539	(3)	*
Common	Dennis E. Foster	14,437		2,000	16,437		*	0	16,437		*
Common	John C. McKelvey	10,124		0	10,124		*	0	10,124		*
Common	Phillip J. Meek	21,660	(3)	0	21,660	(3)	*	0	21,660	(3)	*
Common	William L. Trubeck	23,262		0	23,262		*	0	23,262		*
Common	Carl W. Vogt	26,769	(3)	2,000	28,769	(3)	*	0	28,769	(3)	*
Common	William D. Zollars	54,664	(4)	0	54,664	(4)	*	158,436	213,100	(4)	*
Common	Donald G. Barger, Jr.	238		0	238		*	34,324	34,562		*
Common	Michael J. Smid	907		35,000	35,907		*	30,249	66,156		*
Common	James D. Staley	29,817	(5)	0	29,817	(5)	*	38,251	68,068	(5)	*
Common	James L. Welch	0		0	0		*	45,283	45,283		*
	All Directors and Executive Officers as a Group (16 persons)	241,106		54,000	295,106		*	340,804	635,910		1.1%

*	Indicates less than 1% ownership.
(1)	Direct ownership unless indicated otherwise.
(2)	The Company has granted rights to receive shares of the Company’s common stock called performance share units under a long-term incentive plan (“LTIP”). A portion of these units have an extended vesting schedule. See “Compensation Discussion and Analysis—Long-Term Incentives”. Because of the vesting schedule, the unvested performance share units are not included under the “Shares Owned as of 2/28/07” column and are not included in the “Total Beneficial Ownership” and “Percent of Class” columns. However, to provide complete information regarding each executive officer’s equity ownership in the Company, the unvested performance share units are included in the “Unvested LTIP Performance Share Units”, “Adjusted Total Beneficial Ownership” and “Adjusted Percent of Class” columns above.

(3)	Ms. Carr and Messrs. Dean, Meek and Vogt have deferred shares pursuant to the Company’s Amended Directors’ Stock Compensation Plan until they cease to be a director of the Company. The deferred shares are as follows:

Name of Director	Number of Deferred Shares
Cassandra C. Carr	10,810
Howard M. Dean	1,217
Phillip J. Meek	2,872
Carl W. Vogt	3,208

(4)	Includes 32,330 shares of restricted stock awarded to Mr. Zollars in January 2006 pursuant to his employment agreement (see Executive Compensation—Executive Compensatory Agreements for a discussion of the provisions of Mr. Zollars’ employment agreement).
(5)	Includes 23,495 shares of restricted stock awarded to Mr. Staley pursuant to his employment agreement (see Executive Compensation—Executive Compensatory Agreements for a discussion of the provisions of Mr. Staley’s employment agreement).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies of reports that persons required to file reports under Section 16(a) of the Exchange Act furnished to us, we believe that, for the year ended December 31, 2006, except for one filing, all filings required to be made by reporting persons with respect to the Company were timely made in accordance with the requirements of the Exchange Act. Paul F. Liljegren, the Company’s Vice President—Controller and Chief Accounting Officer, was required to file a report under Section 16(a) for shares that the Company granted to him on February 24, 2006; however, because of the Company’s administrative oversight in assisting Mr. Liljegren with his filing, these shares were not reported until the Form 4 filed on March 13, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 28, 2007, the persons known to us to be beneficial owners of more than five percent of the Company’s outstanding shares of common stock, the number of shares beneficially that they owned, and the percent of outstanding common stock so owned were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	5,589,900	(1)	9.731%

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	4,917,594	(2)	8.560%

Letko, Brosseau & Associates Inc. 1800 McGill College Avenue Suite 2510 Montreal, QC H3A 3J6 Canada	4,436,925	(3)	7.724%

(1)	According to information provided to the Company in a Schedule 13G, FMR Corp. had the following voting and dispositive powers with respect to the shares:
(a)	sole voting power, 556,800;
(b)	shared voting power, none;
(c)	sole dispositive power, 5,589,900; and
(d)	shared dispositive power, none.
(2)	According to information provided to the Company in a Schedule 13G, Barclays Global Investors, NA and certain of its affiliates, on an aggregate basis had the following voting and dispositive powers with respect to the shares:
(a)	sole voting power, 4,146,697;
(b)	shared voting power, none;
(c)	sole dispositive power, 4,917,594; and
(d)	shared dispositive power, none.
(3)	According to information provided to the Company in a Schedule 13G, Letko, Brosseau & Associates Inc. had the following voting and dispositive powers with respect to the shares:
(a)	sole voting power, 4,436,925;
(b)	shared voting power, none;
(c)	sole dispositive power, 4,436,925; and
(d)	shared dispositive power, none.

I. ELECTION OF DIRECTORS

At the meeting, our stockholders will elect nine directors to hold office until the 2008 Annual Meeting or until their successors are elected and have qualified. If any nominee should be unable to stand for election as a director, it is intended that the shares represented by proxies will be voted for the election of a substitute that management may nominate.

The following table sets forth information with respect to each nominee for election as a director of the Company. No nominee has any family relationship with any other director or executive officer of the Company.

Name	Principal Occupation; Past Service; Directorships; Age
NOMINEES FOR ELECTION AS DIRECTORS

Cassandra C. Carr Director since 1997	Senior Advisor, Public Strategies, Inc. (since 2002); Senior Executive Vice President, External Affairs (1998–2002) and Senior Vice President, Human Resources (1994–1998), SBC Communications, Inc., San Antonio, TX (telecommunications); Director, Temple-Inland Inc. (containerboard manufacturer); 62

Howard M. Dean Director since 1987	Retired Chairman of the Board of Dean Foods Company, Franklin Park, IL (processor and distributor of food products); Director of Ball Corporation (metal cans); 69

John F. Fiedler Director since 2003	Retired Chairman and Chief Executive Officer (1995–2003), BorgWarner Inc., Chicago, IL (automotive systems and components); Executive Vice President—North America Tire Division, The Goodyear Tire & Rubber Company (tire and rubber products) (1991–1994); Director of Mohawk Industries, Inc. (global flooring company), AirTran Holdings Inc. (scheduled air transportation) and Snap-On Incorporated (tools and diagnostic equipment); 68

Dennis E. Foster Director since 2000	Principal, Foster Thoroughbred Investments, Lexington, Kentucky (thoroughbred breeding and racing); formerly Vice Chairman, Alltel Corporation, Little Rock, AR (telecommunications) (1998–2000); Chief Executive Officer, 360 Communications, Inc. (wireless communications) (1993–1998); Director of NiSource Inc. (natural gas and electric); and lead director of Windstream Corporation (telecommunications); 66

John C. McKelvey Director since 1977	President and Chief Executive Officer, Menninger Foundation, Topeka, KS, and Chairman, Menninger Psychiatric Clinic, Houston, TX (psychiatric treatment and research) (since November 2001); President Emeritus, Midwest Research Institute, Kansas City, MO (scientific and technical research) (since January 2000); formerly President and Chief Executive Officer, Midwest Research Institute, Kansas City, MO (1975–1999); 72

Name	Principal Occupation; Past Service; Directorships; Age

Phillip J. Meek Director since 2003	Retired Senior Vice President and President—Publishing Group, Capital Cities/ABC, Inc. (broadcasting, cable, and publishing) (1986–1997); Life Trustee of Ohio Wesleyan University; Director of Guideposts (religious organization); 69

William L. Trubeck Director since 1994	Executive Vice President and Chief Financial Officer, H&R Block, Inc. (financial services) (since October 2004); Executive Vice President, Western Group (2003–2004), Executive Vice President, Chief Administrative Officer and Chief Financial Officer (2002–2003) and Senior Vice President and Chief Financial Officer (2000–2002), Waste Management, Inc., Houston, TX (waste disposal and environmental services); formerly Senior Vice President—Finance and Chief Financial Officer and President, Latin American Operations, International MultiFoods, Inc., Minneapolis, MN (food manufacturing) (1997–2000); Director of Dynegy Inc. (power generation and natural gas liquids) and Ceridian Corporation (information services) and a member of the Board of Trustees of Monmouth College; 60

Carl W. Vogt Director since 1996	Retired Senior Partner (1974–2002), Fulbright & Jaworski LLP, Washington, DC (legal services); President Emeritus (President interim 1999–2000), Williams College, Williamstown, MA; Chairman, National Transportation Safety Board, Washington, DC (1992–1994); Director of DWS Scudder Funds (mutual funds), American Science & Engineering (x-ray bomb and contraband detection) and Waste Management Inc. (waste disposal and environmental services); 70

William D. Zollars Director since 1999	Chairman, President and Chief Executive Officer of the Company (since November 1999); formerly President of Yellow Transportation, Inc. (1996–2000); Director of ProLogis Trust (real estate investment trust), Cerner Corporation (computer integrated systems design) and CIGNA Corporation (hospital and medical service plans); 59

STRUCTURE AND FUNCTIONING OF THE BOARD

General. All directors are elected annually at the stockholders’ meeting. Directors may serve until age 75, which is the mandatory retirement age that the Company’s Bylaws provide. A director’s term on the Board may be limited if the director changes employment (other than a promotion or lateral movement within the same organization) or if the director fails in any fiscal year to attend at least 66% of the aggregate meetings of the Board and any Board committees on which the director serves. The Company’s Bylaws require the director to offer his or her retirement or resignation effective on the annual stockholders’ meeting following the three-month anniversary of the change in his or her employment or the failure to attend the requisite number of meetings in a fiscal year. The chairman of each committee handles the function of lead director for committee matters, serves as the spokesperson for the committee and provides recommendations and guidance to the Board and the Chairman of the Board.

The Board reviews from time to time its procedures and processes, as well as its guidelines on corporate governance. The guidelines on corporate governance are included with the Governance Committee Charter, which is available on the Company’s website, www.yrcw.com. Each committee of the Board may retain its own legal or other advisors from time to time as the committee believes appropriate, and the committee will be responsible for the terms of the engagement and compensation of the advisors. Under the guidelines on corporate governance, the Board develops procedures for orientation and continuing education of the directors.

Director Independence. The Board has affirmatively determined the independence of each director (other than Mr. Zollars), including Messrs. Frank Doyle and Paul Liska, who each served for only a portion of 2006, from time to time in accordance with law and the NASDAQ Stock Market rules (including the definition of “independence”). None of the independent directors had transactions with related persons, promoters or certain control persons which the Board needed to consider in determining independence.

Meetings of Board and Committees. The Board held seven meetings during 2006. The Board has three standing committees: the Audit/Ethics Committee, the Compensation Committee and the Governance Committee. The Company policy with respect to attendance of Board and committee meetings is that each director should strive to attend at least 75% of the aggregate of the total number of meetings of the Board and of the committees of the Board on which the director serves. During 2006, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period the incumbent was a director and meetings of the Board committees on which the incumbent served during the period the incumbent was a director. All of the directors attended the 2006 Annual Meeting of Stockholders.

Meetings of Independent Directors. The independent directors of the Company (as the Board affirmatively determines independence from time to time in accordance with law and the NASDAQ Stock Market rules) meet in regularly scheduled executive sessions at times and for reasons as they desire and set, with at least one executive session a year.

Audit/Ethics Committee. The Audit/Ethics Committee of the Board met nine times during 2006. The Audit/Ethics Committee consisted of William Trubeck (Chairman), Howard Dean, John Fiedler and John McKelvey. The Board has determined that all of the members of the Audit/Ethics Committee are, and in 2006 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. The Audit/Ethics Committee Charter has a written charter, which is available on the Company’s website, www.yrcw.com. As described in its charter, the Audit/Ethics Committee’s functions include:

•	appointing, compensating and overseeing the work of any public accounting firm that the Company employs for the purpose of preparing or issuing an audit report or related work;

•	approving all auditing services and non-audit services that the Company’s auditors provide to the Company;

•	resolving any disagreements between the Company’s management and the auditor regarding financial reporting;

•

establishing procedures for the receipt, retention and treatment of complaints that the Company receives regarding accounting, internal controls or auditing matters and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	assisting the Board in oversight of the following:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence, and

•	the performance of the Company’s internal and external audit functions;

•	overseeing the Company’s compliance programs, including the Company’s Code of Conduct; and

•

adopting, amending or modifying the Company’s Code of Conduct and a code of ethics (which is currently contained in the Company’s Code of Conduct) for the Company’s chief financial officer, controller, principal accounting officer or persons serving in similar functions (the Company’s Code of Conduct is available on the Company’s website, www.yrcw.com).

In performing its functions, the Audit/Ethics Committee reviews the independence of the external auditor and the overall scope and focus of the annual audit. The Audit/Ethics Committee addresses auditor rotation by conducting discussions with the Company’s external auditor concerning relationships or services that may affect auditor objectivity or independence, and if the Audit/Ethics Committee is not satisfied with the auditors’ assurances of independence, the Audit/Ethics Committee will take, or recommend to the Board, appropriate action to ensure the independence of the external auditor. The Audit/Ethics Committee also approves all audit and non-audit services that the Company’s external auditors provide to the Company. In addition, the chairman of the Audit/Ethics Committee is expressly authorized to approve the provision of non-audit services to the Company. The latter express authority was established to handle the approval of non-audit services prior to the engagement of the auditor or accountant before the next scheduled Audit/Ethics Committee meeting. The Audit/Ethics Committee approved all audit, audit related, tax and all other fees incurred in 2006.

Compensation Committee. The Compensation Committee of the Board met six times during 2006. The Compensation Committee consisted of Dennis Foster (Chairman), Cassandra Carr, and Phillip Meek. The Board has determined that all of the members of the Compensation Committee are, and in 2006 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. A copy of the Compensation Committee’s charter is available on the Company’s website, www.yrcw.com. The Compensation Committee’s functions include:

•	reviewing and establishing base salary, incentive compensation and perquisites of the Company’s “executive officers”, as the SEC and the Internal Revenue Service define that term;

•	reviewing and establishing compensation strategy for other officers of the Company;

•	approving and recommending to the Board the establishment, modification or amendment of all compensation plans for officers of the Company;

•	approving and recommending to the Board the creation, modification or amendment of any stock option or stock-based compensation plans of which the Company’s common stock is the basis; and

•	administering, funding and monitoring the investment performance and compliance of the Company-sponsored qualified defined benefit and defined contribution retirement plans.

In addition to the foregoing functions, the Company’s Chief Executive Officer and the Compensation Committee review management development and succession planning and make an annual report to an executive session of the independent directors.

The Compensation Committee has primary responsibility for determining the Company’s compensatory program for executive officers and directors. In evaluating the level of executive officer and director compensation, the Compensation Committee utilizes a combination of independent consultants and recommendations from the Company’s senior management. The Compensation Committee has the authority to directly engage consultants. In the past year, the Compensation Committee has engaged Mercer Human Resources Consulting to assist it in assessing the appropriateness of the Company’s executive compensatory program.

Compensation Committee Interlocks and Insider Participation. No executive officer of the Company serves on the compensation committee or serves as a director of another entity where an executive officer of that entity also serves on the Compensation Committee or on the Board.

Governance Committee. The Governance Committee of the Board met twice during 2006. The Governance Committee performs the functions of a nominating committee. The Governance Committee consisted of Carl Vogt (Chairman), Cassandra Carr and Dennis Foster. The Board has determined that all of the members of the Governance Committee are, and in 2006 were, independent directors, as that term is defined in the NASDAQ Stock Market rules. The Governance Committee’s functions are described in detail in its charter, which is available on the Company’s website, www.yrcw.com. The Governance Committee’s functions include:

•	administering the guidelines on corporate governance and developing and making recommendations to the Board with respect to those guidelines;

•

establishing the criteria for selecting the nominees for election as directors of the Company and reviewing the qualifications of all candidates, including those that stockholders propose, for recommendation to the Board;

•	recommending to the Board for approval the standards for determining whether or not a director is “independent”;

•	recommending to the Board the composition of the committees of the Board;

•	reviewing and making recommendations as to the effectiveness of the Board as a whole; and

•	making recommendations from time to time as to changes in governance that the Governance Committee finds necessary or otherwise in the best interest of the Company.

In performing its function of identifying candidates for director nominees, the Governance Committee has the sole authority to retain and compensate search firms to assist in the process.

All of the nominee directors included in this Proxy Statement are directors standing for re-election. The Governance Committee accepts stockholder director nominations in accordance with the policy for submitting proposals for director nominations contained in Submission of Proposals by Stockholders of this Proxy Statement. The following criteria guide the Governance Committee in considering candidates for director nominees, including nominees that stockholders submit:

•	personal traits and experience (i.e., an individual of the highest character and integrity, with experience at a strategy/policy-setting level or other senior executive level of experience),

•	the availability of sufficient time to carry out the responsibilities of a director,

•	the absence of any conflict of interest that would interfere with the director’s independence and the proper performance of his or her responsibilities,

•

the ability to utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group and not to represent a particular constituent group or organization, and

•	the ownership of Company common stock.

DIRECTORS’ COMPENSATION

The table below shows information concerning the compensation for services in all capacities to the Company’s Board for the fiscal year ended December 31, 2006.

(a) Name	(b) Director Meeting Attendance and Retainer Fees Received in Cash(1)	(c-1) Director Annual Retainer and Chair- person Retainer Fees Received in Stock(2)	(c-2) Annual Stock Award as Director Compensation ($)	(d) Option Awards ($)	(e) Non-Equity Incentive Plan Compensation ($)	(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(g) All Other Compensation ($)(3)	(h) Total ($)
Cassandra C. Carr	$22,500	$50,000	$77,500	$0	$0	$0	$1,813	$151,813
Frank P. Doyle (4)	18,500	0	0	0	0	0	0	18,500
Howard M. Dean	22,500	50,000	77,500	0	0	0	3,869	153,869
John F. Fiedler	46,000	25,000	77,500	0	0	0	3,196	151,696
Dennis E. Foster	52,750	28,750	77,500	0	0	0	7,341	166,341
Paul J. Liska (4)	0	0	0	0	0	0	0	0
John C. McKelvey	50,500	25,000	77,500	0	0	0	3,992	156,992
Phillip J. Meek	19,500	50,000	77,500	0	0	0	3,439	150,439
William L. Trubeck	37,500	45,000	77,500	0	0	0	3,731	163,731
Carl W. Vogt	13,500	55,000	77,500	0	0	0	6,117	152,117

(1)	Represents director meeting attendance fees, the portion of the annual director retainer fee of $50,000 and any chairperson retainer fee that the director received in cash.
(2)	Represents the portion of the annual director retainer fee of $50,000 and any chairperson retainer fee that the director received in stock.
(3)	Comprised of non-deductible Company expenditures and the taxes on these expenditures.
(4)	Retired from the Company’s Board in 2006.

As a result of the Company’s policy that directors should have an equity ownership in the Company, a portion of each director’s fees is required to be paid in the Company’s common stock, while directors may elect to receive all of their compensation in the form of shares of the Company’s common stock. No director has a compensation arrangement that differs from the compensation program described above. Our independent directors are eligible to receive the following annual compensation:

•	a retainer for Board services of $50,000;

•

a retainer for service as Governance Committee chairperson of $5,000, as Compensation Committee chairperson of $7,500 and as Audit/Ethics Committee chairperson of $10,000; other members of committees do not receive retainers for committee service;

•	an attendance fee of $1,500 for each Board meeting and $1,500 for each committee meeting attended;

•	reimbursement of costs or expenses incurred in relation to Board and committee meetings; and

•	a grant of restricted share units equivalent in value to $77,500.

Under the terms of the Company’s Director Compensation Plan, a minimum of 50% of the Board and committee retainers are paid in the form of Company common stock, with the stock award determined annually on the date of the Board meeting immediately following the Company’s Annual Meeting of Stockholders based on the closing price of the Company’s common stock on that date and the then applicable level of Board and committee retainers. The directors have the option of annually taking up to 100% of the Board and committee retainers in Company common stock. Directors may elect to defer receipt all of their retainer fees received in common stock and their attendance fees.

On the date of the Board meeting immediately following the Company’s Annual Meeting of Stockholders, the directors receive annual restricted share unit grants of shares of the Company’s common stock equal in value to $77,500 (using the reported closing price on the NASDAQ Stock Market on the date of grant). These units vest one-third on each of the first, second and third anniversaries of the date of grant. The restricted share unit grants are issued from the Company’s 2004 Long-Term Incentive and Equity Award Plan. Our policy is not to pay directors who are full-time employees of the Company or any subsidiary any retainer or attendance fees for services as members of the Board or any of its committees.

Our directors are subject to equity ownership requirements. Each of our independent directors is required to own shares of Company common stock equal in value to three times their annual board retainer within three years of July 14, 2005 or the date the director first becomes a member of the Board. With the current annual board retainer of $50,000, the target ownership of the number of director qualifying shares as of July 14, 2008 for each director would be 3,976 (based on a per share value of $37.73, the closing price on December 29, 2006). Therefore, at December 29, 2006, all of our independent directors met the equity ownership requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (the “Committee”) has the primary responsibility for establishing, implementing, and maintaining the Company’s compensation philosophy, policies and programs. The Committee approves the design of, assesses the effectiveness of and administers executive compensation programs in support of the Company’s compensation policies, evaluates the performance of the Company’s executives and considers related matters. The Committee’s overall goal is to assure that the Company’s compensation programs (i) reward executives for achieving the Company’s strategic business objectives and adhering to the Company’s core values and (ii) are reasonable and competitive to attract and retain high-caliber talent and leadership.

The Committee is comprised of three independent directors, each of whom the Board has affirmatively determined to be independent, as the NASDAQ and the SEC defines “independence”. The three independent directors are also “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). None of the members of the Committee has any relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

Compensation Philosophy and Objectives

The Company’s executive compensation philosophy is to provide a compensation package that allows the Company to:

•	attract and retain high caliber executives whose leadership skills can enable the Company and its subsidiaries to effectively compete in their market segments, and

•

act as an incentive for the executives to attain the highest level of organizational performance and profitability by providing financial rewards for achievement of specific annual, long-term and strategic goals and increasing stockholder value.

To achieve these objectives, the Committee has designed executive compensation to:

•	focus management on the long-term interests of stockholders by comprising a significant portion of total compensation in the form of equity-based awards and long-term cash incentives,

•	emphasize variable, at-risk compensation that is dependent upon the level of success in meeting specific corporate performance objectives, and

•	target compensation rates at levels that are reflective of current and responsible market practices to maintain a stable, successful management team.

Executive Compensation Components

For 2006, the compensation for the Company’s senior executives was comprised of the following principal elements:

•	base salaries,

•	potential annual cash incentive compensation bonuses,

•	an opportunity to receive long-term equity in the Company or cash compensation tied to long-term Company performance, and

•	perquisites and Company-sponsored benefit plans and programs.

Compensation Procedures and Programs

General Overview

The Committee determines the components of executive compensation with the assistance of the Company’s independent consultant, Mercer Human Resources Consulting (the “Consultant”). The Consultant provides the Committee with competitive market data on each of the compensation elements, including current compensation trends and movements in the competitive marketplace. The data that the Consultant provided compares the Company’s compensation practices to a group of comparative companies (the “Survey Group”) for base salaries, annual incentive opportunities, long-term incentive opportunities and various benefit plans. The Survey Group consists of corporations in all industries with gross revenues comparable to the Company and its subsidiaries, with other transportation corporations used as a reference point. The Committee reviews and approves the selection of the Survey Group. The compensation comparative group of companies is generally not the same group of companies included in the Dow Jones Transportation Average Stock Index, which the Company uses in its Annual Report on Form 10-K for comparing its common stock performance. The Committee believes that the Company’s most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index established for comparing stockholder returns.

The Committee recommends the compensation for the Company’s Chief Executive Officer for the full Board’s consideration. The full Board establishes the Chief Executive Officer’s compensation after considering that recommendation. The Chief Executive Officer, who is presently a member of the Board, recuses himself from the Board’s deliberations on his compensation, which are held in executive session without him, and abstains from voting on any element of his compensation. The Committee establishes the compensation for the Company’s other senior executive officers, including the named executive officers listed in the Summary Compensation Table included in this Proxy Statement. The Company’s senior executive officers review the performance of, and recommend to the Committee compensation adjustments and awards for, the Company’s other elected officers.

The Committee does not have an established policy for allocating executive compensation between cash and equity or short-term and long-term compensation, but will track market practices relative to each component of compensation. The Committee utilizes the information that the Consultant provides to establish performance goals and to determine the appropriate level of incentive compensation. The Committee ties the levels of incentive compensation to achievement of performance goals at differing levels (i.e., threshold, target and maximum, which are discussed below). The Company’s executives realize incentive compensation upon achievement of Company and individual performance goals.

Setting Senior Executive Compensation

Base Salaries

The Committee determines salary levels for the Company’s senior executive officers by analyzing the salary levels, based upon competitive pay practices data the Consultant produces for the Committee, and an evaluation of the individual executive officer’s level of responsibility and performance. The Committee considers these factors, together but not pursuant to a precise formula. The Company evaluates individual executive performance by reference to specific performance targets or goals that it establishes each year for each executive, including:

•	developing and executing Company strategies,

•	developing personnel within the executive’s control or management, and

•	participating in and contributing to programs that positively impact the Company’s operations and growth.

The Company has targeted the median of the range in the Survey Group, and the actual 2006 salaries of executive officers were generally near the market median.

President and CEO Compensation

The compensation of Company’s President and Chief Executive Officer, William D. Zollars, is subject to an employment agreement dated January 25, 2006 (see, Executive Compensation—Executive Compensatory Agreements for a discussion of the terms of Mr. Zollars’ employment agreement). Mr. Zollars’ annual base salary level was initially set at $1 million under his January 2006 employment agreement. In March 2007, the Committee increased Mr. Zollars’ annual salary to $1,040,000, with effect as of January 1, 2007, the date of review set forth under his employment agreement with the Company. The Committee believes that this salary level was consistent with the Company’s goal of targeting the median of the Survey Group.

Annual Incentive Bonus Program

The Company’s executive officers are also eligible for performance-based bonuses under the Company’s Annual Incentive Compensation Program. This program provides for the payment of varying levels of bonuses expressed as a percentage of annual base compensation, with the percentage increasing the higher an executive officer’s position is within the Company.

The Board approves a financial plan for each year, including goals to achieve specified levels of adjusted operating income, net operating income after tax (“NOPAT”) and revenue. Before the Company pays any bonuses under this program, the Company must meet a minimum adjusted NOPAT threshold on a consolidated basis that is intended to fund the bonuses. Based on the plan, the Committee establishes performance goals for Company executives. In establishing these goals, the Committee may consider specific circumstances that are anticipated to have an impact on the Company during the coming year. The Committee generally sets the performance goals so that the difficulty of achieving the target is consistent from year to year. The performance goals are expressed as “threshold” and “target” objectives for the executives and serve as a benchmark for assessing each executive’s performance for the fiscal year. If the applicable financial plan goal is exceeded, the executive is eligible for more than a target bonus. The calculation of the financial measures for a performance year may exclude gains or losses not anticipated during the annual business planning process, such as any gain or loss on the sale of real estate, insurance recoveries from prior business periods, restructuring charges or changes in accounting policies or pronouncements.

In addition to the operating performance goals of the Company, an individual executive officer’s annual bonus may also be subject to the achievement of personal objectives and business unit financial objectives for the unit to which the executive is assigned. Business unit objectives are specific financial goals established to align to the overall Company plan and expressed as a threshold, target and maximum value.

In determining the final performance bonuses for a year, the Committee may reduce bonuses if the Company’s performance is below the Company’s goals, the Committee determines that it is in the best interest of the shareholders, taking into consideration the cyclical nature of the Company’s industry and the impact of general economic conditions on the Company’s operations in that year, or based upon an assessment of the executive’s performance versus individual objectives. The Committee generally approves the annual performance-based bonuses during the first quarter of the year following the performance year.

Mr. Zollars is eligible for bonuses under the Company’s Annual Incentive Compensation Program. His target bonus level under his January 2006 employment agreement is 125% of his base salary for 2006. This percentage has been established based on bonus practices and opportunities within the Survey Group comparable to the Company’s size.

For 2006, the Board approved a financial plan, with adjusted operating income (before incentive and fringe benefits) and NOPAT goals, and the Committee established “threshold”, “target” and “maximum” financial plan objectives for 2006 that tied each executive’s annual bonus potential to the annual business plan of the overall Company for corporate executive officers and to the business plan of the individual business units for executive officers who are employees of Yellow Transportation, Roadway Express and YRC Regional Transportation.

Actual achievement of objectives between threshold and target as well as between target and maximum provides executives with payouts that are proportionately between the percentage of target incentive bonus for each of those objectives. For 2006, the performance objectives were weighted by the operating income for the Company, the business unit of the executive, and the individual performance of the executive versus objectives.

The following table sets forth the 2006 financial goals for the executive officers of the Company, including the named executive officers, and the percentage of target incentive bonus that would have been paid had the goals been achieved.

Name of Company, Applicable Named Executive Officers and Operating Measurement	THRESHOLD 50% of Financial Plan Goal 10% of Target Incentive Bonus	TARGET 100% of Financial Plan Goal 100% of Target Incentive Bonus	MAXIMUM 130% of Financial Plan Goal 200% of Target Incentive Bonus	2006 Actual Performance
Yellow Transportation James L. Welch Adjusted operating income before incentive and fringe benefits	$161,162,593	$322,325,185	$419,022,741	$221,069,000

Roadway Express Michael J. Smid Adjusted operating income before incentive and fringe benefits	147,236,075	294,472,149	382,813,794	223,029,000

YRC Regional Transportation James D. Staley Adjusted operating income before incentive and fringe benefits	95,376,120	190,752,239	247,977,911	148,215,000

YRC Worldwide William D. Zollars Donald G. Barger, Jr. Adjusted NOPAT	225,162,806	450,325,612	585,423,295	343,069,000

For the 2006 year, the Company’s actual operating results were below its target goals, and the Committee, at management’s request, reduced the annual incentive payouts from actual to 15% of target incentive bonus. The actual payouts would have been below target but higher than this 15% level. The 2006 incentive awards made to the Company’s named executive officers are detailed in the Summary Compensation Table in this Proxy Statement and were paid to the Company’s executives in the first quarter of 2007. Mr. Zollars annual incentive award was reduced from approximately $500,000 (40% of target) to $187,000 (15% of target) in the same manner as the Company’s other executives, at management’s request, because the Company’s actual operating performance was below goal.

For 2007, the Committee has approved a financial plan with similar goals based on adjusted NOPAT and operating income. The Committee has set the following percentage of target incentive bonus payouts upon achievement of the following financial plan goals in 2007:

Threshold	85% Plan Goal	Target	Maximum

75% of Financial Plan Goal	85% of Financial Plan Goal	100% of Financial Plan Goal	130% of Financial Plan Goal

10% of Target Incentive Bonus	30% of Target Incentive Bonus	100% of Target Incentive Bonus	200% of Target Incentive Bonus

Actual achievement of objectives between threshold and 85% of the financial plan goal, between 85% of the financial plan goal and target and between target and maximum would provide executives with payouts that are proportionately between the percentage of target incentive bonus for each of those objectives.

Long-Term Incentive Plan

All of the Company’s long-term awards are incentive based performance. The Company did not grant service-based awards in 2006. The Company has implemented a long-term incentive plan (“LTIP”) that provides for cash or stock based awards (or a combination of both). Each executive participating in the LTIP has a target percentage of long-term incentive potential expressed as a percentage of annual base compensation with the percentage generally increasing the higher an executive officer’s position is within the Company. For instance, Mr. Zollars has a LTIP target percentage of 300% of base salary for 2006. Actual awards may be higher or lower depending on the Company’s relative financial performance against a group of selected, comparative companies.

Under the LTIP, the Committee has adopted three overlapping, three-year performance cycles for award opportunities that are granted annually. Thus, at the end of each calendar year, one three-year cycle has just completed while the other two three-year cycles are 2/3 and 1/3 completed and a new three-year cycle is just beginning. Each year’s grant is then made for the three-year cycle that was just completed.

Payments under the LTIP depend upon the Company’s attaining relative financial performance objectives for the three-year cycle as compared to companies comprising one or more broad market indexes. The measures and weighting of those measures through the 2004-2006 performance cycle are 70% return on capital (“ROC”) and 30% NOPAT growth as compared to the same measures of companies in the S&P MidCap 400 Index. The S&P MidCap 400 Index is comprised of approximately 400 companies. If the comparative performance is obtained at the end of a three-year performance cycle, the Committee grants cash and rights to receive shares of the Company’s common stock (or performance share units) to the participating executives. For performance cycles ending with the 2004–06 cycle, 25th percentile performance generated awards at 50% of an executive’s LTIP target percentage; 50th percentile performance generated awards at 100% of an executive’s target percentage; and 75th percentile performance generated awards at a maximum of 200% of an executive’s target percentage. Anything below 25th percentile performance generated no awards. After review with its Consultant, the Committee chose the ROC and NOPAT growth measures as measures that would incent executives to improve total shareholder return, and the use of the companies in the S&P MidCap 400 Index was chosen to reflect the competing stock investment alternatives that the Company’s stockholders could choose as an alternative to the investing in the Company’s common stock.

For performance cycles ending with 2004–06 cycle, awards under the LTIP have been made 50% in cash and 50% in performance share units. The number of performance share units is determined by dividing the dollar amount of the share unit award by the average daily closing share price for the 30-trading day period ending on the day immediately prior to the date of grant. Fifty percent of the performance share units vest on the third anniversary of the date of grant but remain subject to an additional three year holding period restriction, whereby the executive may not receive and sell vested shares until the earlier of six years from the date of grant, retirement, disability, death, termination of employment or change of control. The remaining 50% of the units vest on the sixth anniversary of the date of grant with no additional holding period. Upon vesting and after expiration of the “holding period”, an executive will receive one share of the Company’s common stock for each vested performance unit. In addition, the Committee retains discretion to reduce all or any awards prior to the date of grant in consideration of a number of factors, including performance versus a key group of competitors, the Company’s stock price performance and an individual executive’s attainment of the annual performance goals described above.

For 2006, the Committee, at management’s request, exercised its discretion to reduce the cash portion of the awards granted for the 2004–06 performance cycle due to the Company performance versus financial goals. This reduction was applicable to Mr. Zollars’ award as well as the other LTIP participants. Had this reduction not been made, the Committee would have awarded executives at 137% of their target percentage; however, after applying the reduction, the Committee awarded executives at 75% of their target percentage. Mr. Zollars’ cash award was reduced from approximately $2,000,000 to $297,793, and the Company awarded him 44,348 performance share units. Given this reduction and the changes the Committee made to the LTIP starting with the 2005–07 performance cycle (discussed below), the Committee decided that all of the 2006 performance share units issued under the LTIP would vest three years from the date of grant and not be subject to any additional holding restrictions. The Committee also lifted the additional holding restrictions upon previously granted performance share units effective as of January 1, 2008, the date that such restrictions could be lifted pursuant to the transitional rules under Section 409A of the Tax Code.

Shares of common stock that the Company issued for the 2004–06 performance cycle relating to the performance share units that an executive receives pursuant to the LTIP were issued pursuant to the Company’s 2004 Long-Term Incentive and Equity Award Plan. The 2004–06 performance cycle payouts under the LTIP, including those for Mr. Zollars, are detailed in the Summary Compensation Table.

The Committee’s practice for the last several years has been to approve in the first quarter of the year following the end of a three-year performance cycle payment of 75% of an estimated award to the Company’s executives as a minimum payment because the compilation of the data to finalize the calculation for the prior year’s performance is not completed until approximately mid-year of the year following the performance year. After the data is available to complete the measurement comparison and calculate the final award, the balance of the award for the incentive plan year is paid to the executives during the third quarter of the year following the incentive plan year. Although the Committee intends to retain this practice generally, given the reduction in awards for the 2004–06 performance cycle, the Committee granted the full amount of the award for this cycle in March 2007.

Beginning effective with the 2005–07 performance cycle, the Committee has changed the LTIP as described in this paragraph. For the 2005–07 performance cycle, the measures and weighting of those measures were changed from 70% ROC and 30% NOPAT growth to 60% ROC and 40% NOPAT growth as compared to the same measures of companies in the S&P MidCap 400 Index. The 25th percentile performance will now generate awards at 25% of an executive’s LTIP target percentage rather than at 50% of an executive’s LTIP target, while 50th percentile performance will continue to generate awards at 100% of an executive’s target percentage; and 75th percentile performance will continue to generate awards at a maximum of 200% of an executive’s target percentage. Anything below 25th percentile performance will continue to generate no award. The awards will be made 1/3 in cash and 2/3 in performance share units rather than 1/2 in cash and 1/2 in performance share units. In addition, after a review of market practices by the Consultant, the Committee adopted the following changes. The vesting period on all future awards has changed to three years from the date of grant with no holding restrictions at the end of that period compared to the prior three year vesting on 50% of the units, a holding period of six years from the date of grant on the performance share units that vest after three years, and six year vesting on the remaining 50% of the units. Vesting will continue to accelerate with respect to the performance share units upon retirement, death, disability or a change of control of the Company. Finally, the Committee has weighted the comparative performance in the last year of each three-year cycle at 50% with the first two years at 25% weighting each. The Committee changed this weighting from an evenly weighted period to better align the long-term incentive award with the Company’s annual performance in the last year of the cycle.

The Committee believes that the LTIP serves to create a long-term employment and performance commitment and incents executives to maximize shareholder value.

Equity Ownership Guidelines for Company Executives.

The Committee in 2004 established executive equity ownership guidelines for the Company’s executive officers who actively participate in the LTIP (or any successor to that program). These guidelines establish ownership targets based on an executive’s base salary and grade level. The target levels of ownership for each executive are phased in over a six-year period beginning with the executive’s first year of participation in the LTIP. If an executive does not achieve the desired target level of equity ownership by the end of the six-year period or does not achieve specified interim target levels, the Committee may award restricted stock in lieu of cash that the executive receives under the LTIP or the annual incentive bonus program as necessary to bring the executive into or move the executive towards the target levels. The equity ownership guidelines provide for a target number of shares measured at December 31 of each year of participation in the LTIP. The target number of shares is a specified multiplier of the executive’s then current salary, with the number of shares calculated in the calculation year by using the higher of the (i) average fair market value of a share of the Company’s common stock for all trading days during the fourth quarter of the calculation year and (ii) the fair market value on the last day in the fourth quarter of the calculation year and as determined under the equity ownership guidelines. Mr. Zollars’ target equity ownership is five times his salary. Each of the Company’s other executive officers have target equity ownership guidelines that range from four times to two times their respective salary. Based on Mr. Zollars’ annual salary of $1 million for 2006 and a closing price of $37.73 per share of the Company’s common stock on December 29, 2006, Mr. Zollars would be required to own 132,521 shares of the Company’s common stock under the Company’s equity ownership guidelines for its executives. Mr. Zollars currently meets those guidelines as he owned the equivalent of approximately 257,210 shares of the Company’s common stock. The equity ownership guidelines also include provisions prohibiting the Company’s executives from entering into transactions involving derivatives where the underlying equity is the Company common stock used to meet the guidelines, nor are the Company’s executives permitted to pledge any of those shares.

Grant to CEO of Employment Agreement-Related Equity Award in 2006

In January 2006, the Board entered into a new employment agreement with Mr. Zollars. See Executive Compensation—Executive Compensatory Agreements, William D. Zollars Employment Agreement. Pursuant to that agreement, the Board, on recommendation of the Committee, after consultation with the Consultant, provided Mr. Zollars a restricted common stock grant and the opportunity in 2009 to receive an additional common stock grant. The 2006 restricted stock grant consisted of 32,330 restricted shares of the Company’s common stock, with full vesting and removal of the restrictions contingent upon the Company’s having positive net income for the five-year period ending December 31, 2010 and Mr. Zollars’ not having terminated his employment without “good reason” (as defined in the agreement) on or before December 31, 2010. This grant was intended as a signing bonus to induce Mr. Zollars to enter into the employment agreement with the Company and to retain Mr. Zollars through the end of the five-year employment agreement. The employment agreement also provides Mr. Zollars with the opportunity to receive an additional grant between January 1, 2009 and March 31, 2009, having a value of up to $1.5 million in shares of the Company’s common stock, with the number of shares granted being determined by comparing the Company’s annual ROC against the average annual ROC of the companies in the S&P MidCap 400 Index and the Company’s annual NOPAT growth against the average annual growth in NOPAT of the companies in the S&P MidCap 400 Index, in each case for calendar years 2006, 2007 and 2008, with the shares forfeitable if Mr. Zollars terminates his employment without “good reason” (as defined in the agreement) on or before December 31, 2008. This opportunity to receive an additional grant was intended to incent Mr. Zollars to achieve superior financial performance during the three-year period and was aligned with similar performance parameters to those in the LTIP.

Company Executive Perquisite Program

Designated executives are also eligible to participate in the Company’s executive perquisite program. Under this program, the Committee has approved perquisite levels for the Company’s executives, with Mr. Zollars’ perquisite level established in his employment agreement at $150,000 annually and other Company senior executives’ level established at $25,000 annually. Each executive receives cash payments to use for a car allowance, country club dues, financial planning, third party aircraft charters and other similar executive perquisites. The Company provides no other perquisites. Mr. Zollars’ perquisites include personal use (up to his $150,000 perquisite level) of any aircraft in which the Company owns an interest. The Company owns a very small fractional interest in two aircraft and does not own any other aircraft. Perquisite levels are set based on competitive market data that the Consultant provides and are limited to cash payments. Perquisite payments are subject to local, state and federal income taxation and withholding and are not included in compensation when determining the Company’s retirement contributions to qualified or non-qualified retirement plans. Perquisite payments are included in the “All Other Compensation” column of the Summary Compensation Table.

Company Qualified Plans

Along with other Company employees, Company executives are eligible to participate in the Company’s welfare plans, including those that provide medical and dental benefits, life insurance benefits, accidental death and dismemberment benefits and tax-qualified retirement plans, which are described in detail below. The participation of the Company’s executives in the medical and dental benefits, life insurance benefits, and accidental death and dismemberment benefits is at the same level and on the same basis as other employees of the Company.

The Company’s defined contribution 401(k) plans are tax-qualified retirement savings plans in which the executive officers of the Company and Company subsidiaries that have adopted the plan participate. Plan participants, including executives, may contribute up to 89% of their compensation (as defined in the plan) in a combination of before-tax and after-tax contributions. The Company makes nondiscretionary matching contributions of 50% of participant contributions up to a maximum employee contribution rate of 6%, for a maximum Company contribution rate of 3%. Company matching contributions are comprised of 50% cash and 50% shares of Company common stock. Plan participants, including Company executives, may direct the investments of their account balances among an array of investment options, and in the absence of participant-directed investments, account balances are invested in an investment options that the plan’s administrator selects. Upon termination of employment, death, permanent disability (as defined in the plan) or retirement at the normal retirement age of 65, executive participants in the plan are entitled to receive a distribution of their account balances in the plan. Tax Code provisions limit contributions to the plan. These provisions set maximum annual contribution amounts and the maximum annual compensation taken into consideration for determining contributions. These limits will impact contributions that many of the executive officers make, and the contributions to the plan that the affected executive officers make are discontinued when the limits are reached.

The Company also maintains two qualified pension plans and a defined contribution retirement plan in which the executive officers of the Company and Company subsidiaries that have adopted a plan participate. Generally, upon normal retirement at age 65, with at least five years of vesting service, participants are entitled to a retirement benefit based on a participant’s years of vesting service and compensation for a period of time designated in the plan for calculating retirement benefits. Participants may elect early retirement at age 55, with a minimum of 10 years of vesting service, but the benefit will be at a reduced level. The reduced benefit for early retirement at age 55 is at 40% of the normal retirement benefit under the Yellow Corporation Pension Plan and 55% under the Roadway LLC Pension Plan. Under the Yellow Corporation Pension Plan, retirement benefits are also reduced for the federal social security benefits to which a participant is entitled. Retirement benefits under both of the Company’s pension plan are paid in lump sum distributions, unless the participant elects otherwise. Further discussion of the retirement benefits of the named executive officers are contained in Pension Benefits.

The Tax Code limits retirement benefit payments made under a defined benefit plan. Because of this limitation, the Company has adopted a supplemental executive pension plan. This plan is more fully described below in Compensation Discussion and Analysis, Company Nonqualified Plans.

The Company maintains a qualified defined contribution retirement plan for employees, including Company executives, who commenced employment on or after January 1, 2004. This plan is noncontributory for participants. Company contributions to the plan are based on a participant’s annual compensation (as defined in the plan), and contributions range from 1% to 5%, depending on a participant’s years of participation, with 1% for less than two years of vesting service and 5% for over 10 years of vesting service. Plan participants may direct the investment of their account balances among an array of investment options, and in the absence of participant-directed investment instructions, account balances are invested in an investment options selected by the plan’s administrator. Plan participants vest in their accounts in stages of 50% with three years of vesting service, 75% with four years of vesting service and 100% with five or more years of vesting service (or upon attaining the age of 55 during participation in the plan). On or after normal retirement at age 55, a participant is entitled to the distribution of the participant’s account balance. Although none of the named executive officers are participants in the Company’s defined contribution retirement plan, other Company executives are participants. As with other qualified plans, the Tax Code imposes limitations on contributions to the plan. The

Company’s nonqualified supplemental defined contribution plan provides benefits to the Company’s executives that are impacted by the Tax Code limitations under the Company’s defined contribution retirement plan.

Company Nonqualified Plans

Because the Tax Code contains limitations on the amount compensation considered in determining contributions to qualified plans, the amount of retirement benefits for pension (defined benefit) plans and the amount of contributions to defined contribution plans, the Company has created nonqualified deferred compensation plans, including a supplemental pension plan and a nonqualified supplemental defined contribution plan for its executives to restore benefits that these limitations would otherwise take away. Under the nonqualified, supplemental plans, the Company executives are paid benefits that are designed to provide the benefit that the executive would have received if the Tax Code limits had not been reached. The Company may or may not fund its obligations under these plans in advance of an executive’s retirement, and the executive is considered an unsecured, general creditor of the Company with respect to the Company’s obligations to make payments under the nonqualified plans. Executives under these plans receive a lump sum payment at retirement, unless the executive elects to receive the benefits in the form of periodic payments.

Severance and Other Termination-of-Employment Benefits

The Company also has established severance benefits which are payable to the Company’s executives in the event of a change of control of the Company or if the executive’s employment is terminated as a result of the elimination of the executive’s position, a restructuring of the Company or a reduction in work force. Executives who have individual change of control or severance agreements would receive benefits under those agreements. William Zollars and the Company have entered into such a severance agreement. In addition, James Staley and the Company have entered into an employment agreement which contains provisions for severance benefits. The Company’s severance polices and the individual agreements for Messrs. Zollars and Staley are described in Potential Payments upon Termination or Change of Control.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Tax Code, places a limit of $1 million on the amount of compensation that the Company may deduct for federal income tax purposes in any year with respect to the Company’s Chief Executive Officer and its four other highest paid executive officers. Certain performance-based compensation and certain other compensation that the Company’s stockholders have approved are not subject to the deduction limit. The Company has qualified certain compensation paid to executive officers for deductibility under Section 162(m), including compensation expense related to options, performance share units, restricted stock or other awards that the Company grants pursuant to the Company’s 2004 Long-Term Incentive and Equity Award Plan and compensation that the Company pays pursuant to its Annual Incentive Compensation Program. The Company may from time to time pay compensation to its executive officers that may not be deductible for federal income tax purposes.

Effective, January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, to account for equity awards. A discussion of SFAS 123R is contained in the Notes to Consolidated Financial Statements, Principles of Consolidation and Summary of Accounting Policies—Stock Based Compensation, in the Company’s Annual Report on Form 10-K, Item 8, Financial Statements and Supplementary Data.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of YRC Worldwide Inc. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dennis E. Foster, Chairman

Cassandra C. Carr

Phillip J. Meek

EXECUTIVE COMPENSATION

The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 2006 of those persons who were, as of December 31, 2006, the named executive officers of the Company.

SUMMARY COMPENSATION TABLE

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($) (1)	(f) Option Awards ($)	(g) Non-Equity Incentive Plan Compensation ($)(2)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	(i) All Other Compensation ($)(4)	(j) Total
William D. Zollars(4) Chairman of the Board,	2006	$1,000,000	$0	$1,902,472	$0	$187,500 297,793	$876,000	$219,789	$4,483,554

President and Chief Executive Officer						485,293

Donald G. Barger, Jr. Executive Vice President	2006	437,500	0	352,459	0	36,094 52,114	426,000	48,136	1,352,303

and Chief Financial Officer						88,208

James D. Staley(5) President, YRC Regional	2006	532,500	0	1,035,005	0	79,875 92,502	370,000	34,855	2,144,737

Transportation						172,377

James L. Welch President and Chief	2006	473,250	0	463,495	0	39,043 70,465	367,000	45,757	1,459,010

Executive Officer, Yellow Transportation (retired in January 2007)						109,508

Michael J. Smid In 2006, President and	2006	451,500	0	307,658	0	37,249 59,258	203,000	48,923	1,074,068

Chief Executive Officer, Roadway (now President of YRC National Transportation effective as of January 2007)						62,987

(1)	Effective, January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (“SFAS 123R”), to account for equity awards. A discussion of SFAS 123R is contained in the Notes to Consolidated Financial Statements, Principles of Consolidation and Summary of Accounting Policies—Stock Based Compensation, in the Company’s Annual Report on Form 10-K, Item 8, Financial Statements and Supplementary Data. The amounts in column (e) represent the SFAS 123R amounts for the Company’s fiscal year ended December 31, 2006.

Each of the named executive officers in the Summary Compensation Table participated during 2006 in a long-term incentive program (“LTIP”). See “Compensation Discussion and Analysis—Long-Term Incentive Program” for a full description of the LTIP.

Mr. Zollars’ stock awards in column (e) also contain a special equity of award of 32,330 shares of restricted stock that the Company granted to Mr. Zollars pursuant to his January 2006 employment agreement.

The Company has not materially modified any award previously made to its executive officers, except that the Compensation Committee has lifted the additional holding restrictions upon previously granted performance share units effective as of January 1, 2008, the date that such restrictions could be lifted pursuant to the transitional rules under Section 409A of the Tax Code.

(2)	Non-Equity Incentive Plan Compensation includes a performance-based annual cash bonus in the first line and the cash portion of the executive’s performance-based LTIP award in the second line with a total of these awards.

(3)	The amounts reported in column (h) in the table are comprised of amounts for the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans and amounts for the nonqualified deferred compensation earnings, with the details provided in the table below:

Named Executive Officer	Change in Pension Value	Nonqualified Deferred Compensation Earnings
William D. Zollars	$876,000	0
Donald G. Barger, Jr.	426,000	0
James D. Staley	370,000	0
James L. Welch	367,000	0
Michael J. Smid	203,000	0

(4)	All other compensation includes perquisites, the Company’s matching contribution to its qualified defined contribution plans for each officer, non-cash expense for Company-directed travel and related costs for Company business that the Tax Code requires the executive to include in the executive’s income and gross-up for taxes on this deemed compensation. All other compensation also includes company paid legal fees on behalf of Mr. Zollars and Mr. Barger in connection with the negotiation of their respective employment arrangements with the Company. The Company provides each named executive officer with cash payments for perquisites, which is more fully described in Compensation Discussion and Analysis in this Proxy Statement.

Named Executive Officer	Year	Flexible Perquisite Allowance	Company Matching Contribution to Defined Contribution Plan	Other	Total
William D. Zollars	2006	$150,000	$6,600	$63,189	$219,789
Donald G. Barger, Jr.	2006	25,000	6,600	16,536	48,136
James D. Staley	2006	25,000	6,600	3,255	34,855
James L. Welch	2006	25,000	6,600	14,157	45,757
Michael J. Smid	2006	25,000	6,600	17,323	48,923

Executive Compensatory Agreements

The Company has entered into employment agreements with certain of its executives, including two of the Company’s named executive officers, Messrs. Zollars and Staley. Those employment agreements are described below.

William D. Zollars Employment Agreement. On January 25, 2006, the Company entered into an Employment Agreement with William D. Zollars, its Chairman, President and Chief Executive Officer, that contains the following essential terms and conditions:

•

a five-year term commencing January 1, 2006, and ending on December 31, 2010; with automatic extensions for additional one-year periods unless the Company or Mr. Zollars provides specified prior termination notice;

•	a base salary that is reviewed annually, with the initial annual base salary being set at $1,000,000;

•	an annual bonus with a target level of 125% of base salary, with the actual bonus levels being contingent upon the Company’s achieving predetermined financial results and the approval of the Board;

•

long-term incentive or equity-based compensation awards at a target level of 300% of base salary, with actual payments being contingent upon the Company’s achieving certain predetermined financial results and the approval of the Board;

•

a grant on January 26, 2006 of 32,330 restricted shares of the Company’s common stock, with full vesting and removal of the restrictions contingent upon the Company’s having positive net income for the five-year period ending December 31, 2010 and Mr. Zollars’ not having terminated his employment without “good reason” on or before December 31, 2010;

•

an additional grant between January 1, 2009 and March 31, 2009, having a value of up to $1.5 million in shares of the Company’s common stock, with the number of shares granted being determined by comparing the Company’s annual adjusted ROC against the average annual adjusted ROC of the companies in the S&P MidCap 400 Index and the Company’s annual NOPAT growth against the average annual growth in NOPAT of the companies in the S&P MidCap 400 Index, in each case for calendar years 2006, 2007 and 2008, with the shares forfeitable if Mr. Zollars terminates his employment without “good reason” on or before December 31, 2008;

•

retention of a fully vested, supplemental retirement benefit, with the benefit modified to be payable as a lump sum rather than in installments during retirement, and the lump sum payment equal to the difference between the net present values of the benefits that Mr. Zollars would have received under the Company’s pension plan if the benefit would have commenced as of his normal retirement date (as defined under the pension plan) and would have been paid in a single life annuity over the longer of his life or his spouse’s life, using his actual years of service plus 16 years and the benefit Mr. Zollars would have received if the Tax Code did not limit his compensation; and

•

severance payments in the event of Mr. Zollars’ termination “without cause” or resignation for “good reason” or following a “change of control” (as those terms are defined in the agreement, with “change of control” having the same definition as that in Mr. Zollars’ severance agreement described in Potential Payments upon Termination or Change of Control above), in the amount of twice (except in the case of a termination of Mr. Zollars’ employment after or in connection with a change of control, in which case the amount shall be three times) Mr. Zollars’ annual rate of compensation, including target bonus, at the time of termination or resignation, plus target bonus for the year of termination, and immediate vesting of all outstanding stock options and any incentive and benefit plans applicable at the time of termination or resignation.

James D. Staley Employment Agreement. In October 2003, Roadway LLC, a wholly owned subsidiary of the Company, entered into an employment agreement with James D. Staley, then President and Chief Executive Officer of Roadway. The employment agreement became effective as of the effective date of the Company’s acquisition of Roadway (i.e., December 11, 2003). Mr. Staley’s employment agreement has been subsequently assigned to YRC Regional Transportation, where Mr. Staley is currently President. Pursuant to his employment agreement, Mr. Staley served as President and Chief Executive Officer of Roadway LLC, and in connection with the Company’s acquisition of USF Corporation, Mr. Staley serves as President of YRC Regional Transportation. Mr. Staley waived the right to receive any payment under the severance agreement between himself and Roadway. He further agreed that his change of control agreement with Roadway terminated, and as a result of that termination, he was entitled to the payment of a bonus. The five-year employment agreement provides Mr. Staley with:

•	compensation, including a base salary at an initial rate of $500,000 per year, and for 2006 was $535,000 per year,

•	annual cash incentives with a target level of 100% of base salary,

•	participation in the Company’s long-term incentive plan with a target level of 175% of base salary, and

•	various other benefits payable to the Company’s executives.

In addition, in exchange for Mr. Staley’s entering into a covenant not to compete with the Company and its subsidiaries, Mr. Staley received a $1 million restricted stock grant in 2004, additional restricted stock grants of $500,000 in each of 2005, 2006 and 2007, and he will receive a final $500,000 restricted stock grant in 2008.

Mr. Staley’s agreement contains provisions for severance benefits, which are described in Potential Payments upon Termination or Change of Control. Other agreements and Company policies with respect to severance and change of control are discussed in Potential Payments upon Termination or Change of Control above.

GRANTS OF PLAN-BASED AWARDS

The table below details the plan-based equity compensation awarded for the fiscal year ended December 31, 2006 to the officers who were, as of December 31, 2006, the named executive officers of the Company. All of the plan-based equity awards described below were awarded from the Company’s 2004 Long-Term Incentive and Equity Award Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			(i) All Other Stock Awards: Number of Shares of Stock or Units (#)	(j) All Other Option Awards: Number of Securities Under- lying Options (#)	(k) Exercise or Base Price of Option Awards ($/Sh)	(l) Grant Date Fair Value of Equity Award ($)(5)
(a) Name	(b) Grant Date	(c) Threshold ($)		(d) Target ($)		(e) Maximum ($)		(f) Threshold (#)	(g) Target (#)	(h) Maximum (#)
William D. Zollars Restricted stock(1) LTIP RSUs(2) LTIP RSUs(2) LTIP RSUs(3)	1/26/06 2/24/06 7/20/06 3/9/07	$	n/a 0 0 0	$	n/a 0 0 0	$	n/a 0 0 0	n/a 0 0 0	n/a 0 0 0	n/a 0 0 0	32,330 n/a n/a n/a	n/a n/a n/a n/a	n/a n/a n/a n/a	$1,612,620 1,612,849 549,486 1,856,424

Donald G. Barger, Jr. LTIP RSUs(2) LTIP RSUs(2) LTIP RSUs(3)	2/24/06 7/19/06 3/9/07		0 0 0		0 0 0		0 0 0	0 0 0	0 0 0	0 0 0	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	326,812 116,004 324,874

James D. Staley Restricted stock(4) LTIP RSUs(2) LTIP RSUs(2) LTIP RSUs(3)	1/2/2006 2/24/06 7/19/06 3/9/07		n/a 0 0 0		n/a 0 0 0		n/a 0 0 0	n/a 0 0 0	n/a 0 0 0	n/a 0 0 0	11,208 n/a n/a n/a	n/a n/a n/a n/a	n/a n/a n/a n/a	499,989 477,799 171,318 576,652

James L. Welch(3) LTIP RSUs(2) LTIP RSUs(2) LTIP RSUs(3)	2/24/06 7/19/06 3/9/07		0 0 0		0 0 0		0 0 0	0 0 0	0 0 0	0 0 0	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	441,106 156,593 439,277

Michael J. Smid LTIP RSUs(2) LTIP RSUs(2) LTIP RSUs(3)	2/24/06 7/19/06 3/9/07		0 0 0		0 0 0		0 0 0	0 0 0	0 0 0	0 0 0	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	328,184 116,516 369,412

(1)	Pursuant to Mr. Zollars’ employment agreement, Mr. Zollars was awarded 32,330 shares of restricted stock on January 26, 2006.
(2)	Each of the named executive officers in the Grants of Plan-Based Awards table participated during 2006 in a long-term incentive program. See Compensation Discussion and Analysis. The awards granted in 2006 were for the 2003-2005 LTIP performance period.
(3)	On March 9, 2007, the Compensation Committee granted to Messrs. Barger, Staley, Smid, Welch and Zollars equity awards, which were for the 2004–2006 LTIP performance period.
(4)	Pursuant to Mr. Staley’s employment agreement, Mr. Staley was granted 11,208 shares of restricted stock on January 2, 2006. See Executive Compensation.
(5)	Grant date fair value of each equity award is calculated in accordance with SFAS 123R. A discussion of SFAS 123R is contained in the Notes to Consolidated Financial Statements, Principles of Consolidation and Summary of Accounting Policies—Stock Based Compensation, in the Company’s Annual Report on Form 10-K, Item 8, Financial Statements and Supplementary Data. The grant date valuations were calculated using per share prices of $44.61, $49.88, $48.99, $42.68, $41.08 and $41.86 for the January 2, 2006, January 26, 2006, February 24, 2006, July 19, 2006, July 20, 2006 and March 9, 2007 grants, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards							Stock Awards
(a) Name	(b) No. of Securities Underlying Unexercised Options (#) Exercisable		(c) No. of Securities Underlying Unexercised Options (#) Unexercisable	(d) Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	(e) Option Exercise Price ($)		(f) Option Expiration Date	(g) No. of Shares or Units of Stock that have not Vested (#)(1)		(h) Market Value of Shares or Units of Stock that have not Vested ($)(3)	(i) Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights that have not Vested (#)	(j) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
William D. Zollars
10/2/2002	100,000	(2)	0	0	$17.21	(2)	12/20/2010
7/20/2006								13,376		$553,098	0	0
2/24/2006								32,922		1,361,325	0	0
1/26/2006								32,330	(4)	1,336,846	0	0
7/14/2005								9,549		394,851	0	0
2/25/2005								46,880		1,938,488	0	0
7/14/2004								9,769		403,948	0	0
2/27/2004								31,399		1,298,349	0	0
4/16/2003								7,271		300,656	0	0

								183,496		7,587,560
Donald G. Barger, Jr.	0		0	0	n/a		n/a
7/19/2006								2,718		112,389	0	0
2/24/2006								6,671		275,846	0	0
7/14/2005								2,051		84,809	0	0
2/25/2005								10,068		416,312	0	0
7/14/2004								2,226		92,045	0	0
2/27/2004								7,154		295,818	0	0
4/16/2003								1,718		71,039	0	0

								32,606		1,348,258

James D. Staley	0		0	0	n/a		n/a
7/19/2006								4,014		165,979	0	0
2/24/2006								9,753		403,287	0	0
1/2/2006								11,208	(5)	463,451	0	0
7/14/2005								2,681		110,859	0	0
2/25/2005								9,708		401,426	0	0
1/2/2005								5,984	(5)	247,438	0	0
4/14/2004								12,095		500,128	0	0
2/27/2004								9,215	(5)	381,040	0	0

								64,658		2,673,608
James L. Welch	0		0	0	n/a		n/a
7/19/2006								3,669		151,713	0	0
2/24/2006								9,004		372,315	0	0
7/14/2005								2,660		109,991	0	0
2/25/2005								13,057		539,907	0	0
7/14/2004								2,954		122,148	0	0
2/27/2004								9,494		392,577	0	0
4/16/2003								2,223		91,921	0	0

								43,061		1,780,572
Michael J. Smid	35,000		0	0	16.12	(2)	5/19/2010
10/2/2002								2,730		112,886	0	0
7/19/2006								6,699		277,004	0	0
2/24/2006								1,718		71,039	0	0
7/14/2005								8,432		348,663	0	0
2/25/2005								1,859		76,870	0	0
7/14/2004								5,977		247,149	0	0
2/27/2004								2,834		58,593	0	0

4/16/2003								28,832		1,192,203

(1)	Except as otherwise indicated below, all of the shares below are shares representing rights the Company has granted to receive shares of the Company’s common stock called performance share units pursuant to the achievement of performance targets under a long-term incentive program described in Compensation Discussion and Analysis.
(2)	The difference in option exercise prices between the options granted to Mr. Zollars and those to Mr. Smid reflects adjustments made to the number and exercise prices of those options in connection with the Company’s 2002 spin-off of SCS Transportation Inc. (now known as SAIA, Inc.).
(3)	The calculation of the market value of unvested shares of stock outstanding at the end of year is based on the per share closing price of the Company’s common stock of $37.73 on December 29, 2006, the last trading day of the year. Mr. Zollars exercised and sold 100,000 stock options on February 8, 2007.
(4)	Pursuant to Mr. Zollars’ employment agreement, he received 32,330 restricted shares of the Company’s common stock.
(5)	Pursuant to Mr. Staley’s employment agreement, he received a restricted stock grant of received 27,647 shares, 8,975 shares and 11,208 shares of restricted stock for 2004, 2005, and 2006, respectively.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information as of December 31, 2006, with respect to options exercised and the value realized upon the vesting of stock awards by the Company’s named executive officers.

(a) Name	Option Awards		Stock Awards
	(b) No. of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) No. of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting ($)
William D. Zollars	54,465	$858,368	0	$0
Donald G. Barger, Jr.	0	0	0	0
James D. Staley	0	0	12,207	584,061
James L. Welch	0	0	0	0
Michael J. Smid	0	0	0	0

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2006, with respect to our compensation plans under which equity securities are authorized for issuance:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column(a)
Equity compensation plans approved by security holders	447,841	$24.48	1,829,123
Equity compensation plans not approved by security holders	0	0	0

Total	447,841	$24.48	1,829,123

PENSION BENEFITS

(a) Name	(b) Plan Name	(c) No. of Years Credited Service	(d) Present Value of Accumulated Benefit	(e) Payments During Last Fiscal Year
William D. Zollars	Yellow Pension	9	$181,000	0
	Contractual Supplemental
	Retirement	25	6,140,000	0
Donald G. Barger, Jr.	Yellow Pension	6(1)	143,000	0
	Contractual Supplemental
	Retirement	12	1,383,000	0
James D. Staley	Roadway Pension Supplemental Pension Transfer SRP	35(2) 36 36	524,000 1,632,000 6,000	0 0 0
James L. Welch	Yellow Pension Supplemental Pension	27 27	854,000 1,796,000	0 0
Michael J. Smid	Yellow Pension Supplemental Pension	20 20	465,000 775,000	0 0

(1)	Under a separate supplemental retirement income agreement, Mr. Barger is credited with participation in the pension plan for the number of years since his date of employment or 20 years, whichever is greater; however, the 20-year provision only applies if Mr. Barger works for the Company until he is age 65.

(2)

Projected credited years of service and the annual compensation for computing annual pension benefits under the Pension Plan includes 30 years (32 1/2 actual years) and $658,950 (5-year average) and $539,044 (20-year average) for Mr. Staley. Although Mr. Staley is no longer an active participant in the Roadway Pension, he retains a vested pension benefit in that plan.

(3)	In calculating the present value of the accumulated pension benefit, the following assumptions were used:
a)	a Statement of Financial Accounting Standard No. 87 discount rate of 5.75%,
b)	an expected retirement age of 65, except for Messrs. Welch and Smid for whom the retirement ages of 55 and 58, respectively, were used because those are the earliest ages at which they may retire when their age plus years of service equals 85 under the applicable pension plan,
c)	the general annuity mortality 83 was used as the post-retirement mortality table and no table was used for pre-retirement mortality,
d)	a discount percentage of 5.75% was used to calculate the lump sum distribution, and
e)	the pensionable earnings used were: Mr. Zollars—$1,936,169, Mr. Barger—$662,151, Mr. Staley—$1,013,381, Mr. Welch—$733,221, and Mr. Smid—$662,331.

Company Qualified Defined Benefit Plans

Yellow Pension. The Company and certain of its subsidiaries’ officers participate in a noncontributory, defined benefit pension plan (i.e., the Yellow Corporation Pension Plan). This plan covers all regular full-time and regular part-time office, clerical, sales, supervisory and executive personnel of the Company and certain participating subsidiaries (excluding directors who are not salaried employees) who are at least age 21, are employed in the United States, who are not otherwise covered by a pension plan under a collective bargaining agreement and who commenced employment with the Company or one of the participating subsidiaries prior to January 1, 2004. Pension plan benefits are calculated solely on salaries and cash bonuses. Compensation reported in the Summary Compensation Table includes amounts that are not covered compensation under the pension plan. Participants are vested after five years of service.

A participant retiring at age 65 will receive an annual pension benefit (single life basis) amounting to 1 2/3% of his final average annual compensation paid in the five highest consecutive years of the participant’s last ten consecutive years of participation, multiplied by his total years of participation, the sum of which is reduced by 50% of the amount of his primary social security entitlement at retirement (prorated if participation is less than 30 years). The pension of the highest-paid executive officers will probably be reduced from the above formula because of limitations under the Employment Retirement Income Security Act of 1974, as amended (“ERISA”).

Roadway Pension. Until James Staley became President of YRC Regional Transportation, Mr. Staley was a participant in the Roadway LLC Pension Plan, and he retains a vested pension benefit in that plan. The Roadway LLC Pension Plan is a noncontributory, qualified, defined benefit plan and covers all full-time and part-time salaried and hourly employees, including executives of the Company and certain participating subsidiaries, who are in a group of employees to which Roadway LLC has extended eligibility for participation, who are at least age 21 and employed in the United States, who are not otherwise covered by a pension plan under a collective bargaining agreement and who commenced employment with Roadway LLC or one of the participating subsidiaries prior to January 1, 2004. The following table shows estimated annual pension benefits payable as retirement benefits under the Roadway LLC Pension Plan.

The Roadway LLC Pension Plan provides annual retirement benefits after normal retirement at age 65 years equal to the greater of

(a) total years of service (not to exceed 30) multiplied by 2% of the final 20 years’ average annual compensation at or below $45,000;

(b) total years of service (not to exceed 30) multiplied by the sum of 1 3/4% of the final 20 years’ average annual compensation up to $45,000 and 1 1/2% of the final 20 years’ average annual compensation in excess of $45,000; or

(c) 40% of the final five years’ average annual compensation, pro rated for years of service less than 30.

Benefits under the Roadway LLC Pension Plan are not subject to reductions for social security benefits or other offset amounts. Benefits are payable as a straight-life annuity under various assumptions based on final average compensation and years of service, and at the election of the participant (and compliance with provisions of the plan), may be paid in a lump sum payment. Annual compensation for computing annual pension benefits includes base salary and incentive compensation.

Company Supplemental Retirement Plans

ERISA and the Tax Code limit covered compensation under both the Yellow Corporation Pension Plan and the Roadway LLC Pension Plan to $220,000 in 2006 and impose maximum annual benefit limitations, which may cause a reduction in the pension payable under the pension plan. These limitations may be adjusted in the future by regulations issued under the Tax Code. The Company has adopted supplemental retirement plans to provide for the payment of the benefits that would be lost by plan participants as a result of present or future Tax Code provisions limiting the benefits payable or the compensation taken into account. The Company’s supplemental retirement plans cover its executives, except for Messrs. Barger and Zollars, each of whom has contractual supplemental retirement benefits.

Supplemental Executive Pension Plan. The Company previously maintained a supplemental retirement arrangement (the “Yellow SERP”) for certain executives who participated in the Yellow Corporation Pension Plan. The Company also previously maintained a supplemental retirement plan (the “Roadway SERP”) for certain executives who participated in the Roadway LLC Pension Plan. The Yellow SERP and the Roadway SERP were intended to be benefit restoration plans that provided nonqualified deferred benefits to executives whose benefits have been limited under the Company’s qualified defined benefit plans under Sections 401(a)(17) (with respect to annual compensation) and 415 (with respect to benefits) of the Tax Code. Benefits under the Yellow SERP were paid in the form of a life annuity upon the executive’s individual retirement. Benefits under the Roadway SERP were paid in the form of a life annuity upon the executive’s individual retirement unless the executive elects a payment in the form of a lump sum.

The Company implemented a Supplemental Executive Pension Plan, effective January 1, 2005 (the “SEPP”), to restate, consolidate and replace the Yellow SERP and the Roadway SERP. Any benefits that were accrued and vested as of December 31, 2004 under either the Yellow SERP or the Roadway SERP have been carried forward to the SEPP and will be paid in accordance with the terms and provisions of the Yellow SERP or the Roadway SERP.

The Compensation Committee designates members of management as eligible participants in the SEPP.

Benefits under the Supplemental Executive Pension Plan are paid in a lump sum payment or in the form of an annuity following the earliest to occur of the following:

•	the executive’s death;

•	the later of:

(A)	the executive attaining the executive’s Earliest Retirement Date (as defined in the applicable underlying pension plan) and

(B)	the earlier of:

(1)	the executive’s termination of employment and

(2)	a specified date; or

•	in the case of an executive who was a participant in the Roadway SERP, the executive’s termination of employment.

Benefits are payable under the SEPP if an executive’s benefit under either the Yellow Corporation Pension Plan or the Roadway LLC Pension Plan has been limited under Sections 401(a)(17) (with respect to annual compensation) and 415 (with respect to benefits) of the Tax Code. To determine the amount of a SEPP benefit, if any, the benefit under either the Yellow Corporation Pension Plan or the Roadway LLC Pension Plan, as applicable, is calculated without regard to the Tax Code Sections 401(a)(17) or 415 limits, less the amount of the benefit actually payable under the Yellow Corporation Pension Plan or the Roadway LLC Pension Plan, as applicable. The compensation used to determine the benefit is the compensation used in determining the benefit under the relevant qualifying plan and for both the Yellow Corporation Pension Plan and the Roadway LLC Pension Plan is essentially the compensation reported for federal income tax purposes (i.e., includes salary and bonus and excludes fringe benefits).

Any benefit payable under the SEPP is payable at the same time, subject to Tax Code Section 409A restrictions, a benefit becomes payable under either the Yellow Corporation Pension Plan or the Roadway LLC Pension Plan, as applicable. The default form of benefit payment is a single lump sum, unless the executive elects an annuity form of payment. An election for benefits to be paid in the form of annuity are paid either as a single life annuity or, if the executive is married at the time a benefit is payable, a 100% joint and survivor annuity. If the aggregate SEPP benefit amount is less than or equal to $10,000, the benefit is payable only as a single lump sum. Under the SEPP, if a Change of Control (described below) occurs after 2006, the vested, accrued but unpaid defined benefit supplement retirement benefit of each participant under the plan will be paid in a lump sum payment following the Change of Control.

Transferred Executives’ Supplemental Retirement Plan. Certain Company executives have transferred from Company subsidiaries that provide retirement benefits through a combination of qualified defined benefit and defined contribution plans to subsidiaries that provide retirement benefits solely through qualified defined contribution plans. For these transferred executives, the Company has implemented a Transferred Executives’ Supplemental Retirement Plan, which is intended to restore the benefits that the transferred executives will not receive under the qualified defined benefit plans as a result of the transfers. James Staley, one of the Company’s named executive officers, is a participant in the Transferred Executives’ Supplemental Retirement Plan. Vesting for benefits under the Transferred Executives Supplemental Retirement Plan are determined by the vesting provisions of the underlying defined benefit plan in which the transferred executive previously participated. Benefits under the Transferred Executives Supplemental Retirement Plan are paid in a lump sum payment to the executives following their death, retirement, termination of employment, or in accordance with the executive’s specified date election. If a Change of Control (described below) occurs and an executive under the Transferred Executives Supplement Retirement Plan Separates from Service within 24 months after the effective date of the Change of Control, the benefits under the transferred executives supplemental retirement plan will be paid in a lump sum payment six months following the executive’s termination of employment.

Contractual Supplemental Retirement Arrangements. The Company has entered into separate contractual retirement arrangements with William Zollars, the Company’s Chairman of the Board, President and Chief Executive Officer, and Donald Barger, the Company’s Senior Vice President and Chief Financial Officer. Neither of Messrs. Barger and Zollars participate in any of the foregoing supplemental retirement plans.

William Zollars Supplemental Retirement Arrangement. Mr. Zollars’ employment agreement provides a non-qualified, supplemental retirement benefit. As with the Company’s other executives, this benefit supplements Mr. Zollars’ qualified defined contribution benefit above the statutory limitation on Company contributions to the Company’s qualified defined benefit plan, and the Company may or may not fund its obligations with respect to Mr. Zollars’ non-qualified, supplemental retirement benefit in advance of his retirement. Mr. Zollars is considered an unsecured, general creditor of the Company with respect to the Company’s obligations for the payment of his non-qualified, supplemental retirement benefit. Mr. Zollars’ supplemental retirement benefit is determined by calculating the net present value of his benefit under the Yellow Corporation Pension Plan, assuming no Tax Code limitations, normal retirement age, a single life annuity payment over the life of Mr. Zollars or his spouse, his actual years of credited service plus 16 additional years credited service, and his compensation as defined in the Yellow Corporation Pension Plan (i.e., including salary and bonus and excluding fringe benefits), less the net present value of the actual benefit payable to Mr. Zollars under the Yellow Corporation Pension Plan. Under the terms of Mr. Zollars’ employment agreement, the Company will pay his non-qualified contractual benefit in a lump sum to Mr. Zollars upon his retirement based on an 8.25% discount rate. However, if Mr. Zollars remains employed with the Company (subject to certain exceptions that the employment agreement provides) through at least December 31, 2010, the discount rate will be reduced to the Moody’s corporate bond rate in effect at the time of Mr. Zollars’ retirement and his benefit will increase. The Moody’s corporate bond rate is the rate that the Company uses for calculating the lump sum non-qualified retirement benefit of other designated executives.

Donald Barger Supplemental Retirement Arrangement. Mr. Barger and the Company entered into a contractual arrangement in July 2001 for a non-qualified, supplemental retirement benefit. As with the Company’s other executives, this benefit supplements Mr. Barger’s qualified defined contribution benefit above the statutory limitation on Company contributions to the Company’s qualified defined benefit plan, and the Company may or may not fund its obligations with respect to Mr. Barger’s non-qualified, supplemental retirement benefit in advance of his retirement. Mr. Barger is considered an unsecured, general creditor of the Company with respect to the Company’s obligations for the payment of his non-qualified, supplemental retirement benefit. Mr. Barger’s agreement provides for 100% vesting in his supplemental retirement benefit at all times, and his years of credited service used in calculating the benefit is equal to the greater of two years for each year of service or 20 years, with the 20 years applicable only if Mr. Barger remains employed until age 65 (Mr. Barger is currently 64). The supplemental retirement benefit payable upon Mr. Barger’s retirement or death will be paid in a lump sum. Mr. Barger’s agreement was subsequently amended to provide for the payment of a lump sum benefit distribution and to revise the calculation of the benefit (the prior agreement did not specify the method of calculating the benefit). Mr. Barger’s supplemental retirement benefit is determined by calculating the lump sum actuarial equivalent of a pension benefit under the Yellow Corporation Pension Plan, assuming no Tax Code limitations, normal retirement age, a benefit payable in the form of a single life annuity, or if applicable, a qualified joint and survivor annuity, his years of credited service as determined under his agreement, and his compensation as defined in the Yellow Corporation Pension Plan (i.e., including salary and bonus and excluding fringe benefits), less the lump sum actuarial equivalent of the benefit actually payable under the Yellow Corporation Pension Plan. The discount rate that will be used in calculating Mr. Barger’s supplemental retirement benefit is the Moody’s Corporate Bond Rate in existence on the date of determination of the benefit.

The discount rate for determining all of the lump sum benefit calculations under all of the foregoing described supplemental retirement plans and the contractual supplemental retirement arrangements for Messrs. Zollars and Barger is the Moody’s Corporate Bond Rate, which is the Company’s current rate of accrual for deferred benefits.

Payments based on a termination of employment under any of the foregoing plans are paid six months following the termination of employment.

For the definitions of “Change of Control”, “Business Combination”, and “Continuing Director” used in the Company’s plans and severance arrangements described above, see Potential Payments upon Termination or Change of Control.

NONQUALIFIED DEFERRED COMPENSATION

(a) Name	(b) Executive Contributions in Last Fiscal Year ($)	(c) Registrant Contributions in Last Fiscal Year ($)	(d) Aggregate Earnings in Last Fiscal Year ($)	(e) Aggregate Withdrawals/ Distributions ($)	(f) Aggregate Balance at Last Fiscal Year End ($)
William D. Zollars	$0	$0	$0	$0	$0
Donald G. Barger, Jr.(1)	0	0	3,590	0	65,336
James D. Staley(2)	0	0	25,986	0	481,081
James L. Welch	0	0	0	0	0
Michael J. Smid	0	0	0	0	0

(1)	Mr. Barger has in the past deferred a portion of his LTIP award paid in cash.
(2)	Mr. Staley has nonqualified deferred compensation from his participation in historical Roadway Corporation nonqualified deferred compensation arrangements.

Defined Contribution Supplemental Executive Retirement Plan. The Defined Contribution Supplemental Executive Retirement Plan is designed for executives who participate in the Company’s Retirement Savings Plan (a Section 401(k) plan under the Tax Code) and the Company’s Core Retirement Plan, both of which are defined contribution plans. Company executives who participate in the Core Retirement Plan do not participate in the Company’s qualified defined benefit plans. The Defined Contribution Supplemental Executive Retirement Plan is intended to be a benefit restoration plan to provide nonqualified deferred compensation benefits to executive’s whose benefits are limited under Section 401(a)(17) of the Tax Code (with respect to annual compensation) under the Retirement Savings Plan and the Core Retirement Plan. Company accruals for an executive under the Defined Contribution Supplemental Executive Retirement Plan vest in accordance with the vesting schedule for non-matching employer contributions in the underlying Retirement Savings Plan or the Core Retirement Plan, as the case may be. Executives may also elect to make additional compensation deferrals under the Defined Contribution Supplemental Executive Retirement Plan, and the executive is fully vested at all times in any of these deferrals. Benefits from both the Company’s accruals and the executive’s deferrals are paid in a lump sum payment to an executive following the executive’s termination of employment, a Change of Control (as defined for purposes of the Company’s supplemental retirement plans) or the executive’s death. Additionally, if the executive has elected to receive the executive’s additional deferrals on a specified date, the executive’s additional deferrals will be paid on the earlier to occur of the specified date or following the executive’s termination of employment, a Change of Control or the executive’s death.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company provides payments and benefits to its executive officers upon change of control or certain separations from service following and change of control and upon the elimination of an executive’s position as part of a restructuring or reduction in force. These payments and benefits are provided either pursuant to written agreements or policies that the Company maintains.

Executive Change of Control Severance Agreements. The Company has entered into executive severance agreements with William D. Zollars, President and Chief Executive Officer, Donald Barger, Executive Vice President and Chief Financial Officer, Daniel Churay, Executive Vice President, General Counsel and Secretary, Mike Smid, President of YRC National Transportation, James Staley, President of YRC Regional Transportation, and Steve Yamasaki, Executive Vice President—Human Resources.

Under the executive severance agreements, payments may be due to an executive if, after or in connection with a “Change of Control” transaction,

•

the executive’s employment is terminated for any reason other than death, permanent disability, retirement at or after the executive’s normal retirement age or “cause” either within the two-year period after the Change of Control or within the period between the initiation and culmination of the Change of Control transaction, or
•

the executive resigns within two years after a change of control due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company’s practice prior to the Change of Control.

If one of the foregoing events occurs, the severance agreements provide that the executive shall be entitled to

•	the executive’s normal compensation and benefits through the date of termination,

•	a lump sum cash amount equal to two times the executive’s current base salary and target bonus in effect for the year of termination, and

•

benefits substantially similar to the benefits the executive would have received had he remained employed (including welfare plan benefits, disability benefits, and perquisite plans and programs, but not contributions to defined contribution or defined benefit plans).

If the executive is within 10 years of his normal retirement age (65), then the executive would be paid three times his current base salary and target bonus in effect for the year of termination. Messrs. Barger, Staley and Zollars are within 10 years of normal retirement age. Severance benefits are also subject to a gross-up provision if it is determined that the benefits the severance agreements provide are subject to the excise tax that Section 4999 of the Tax Code imposes.

Further, in the event of a Change of Control, all options to acquire Company shares, all shares of restricted Company stock, all performance or share units and any other equity grants and awards would become immediately vested, exercisable and non-forfeitable and all conditions of any grant or award would be deemed to be satisfied. Any executive who is a participant in the Company’s LTIP would be entitled to receive, upon the Change of Control,

•

for any incomplete performance period, any cash or equity that the plan provides only if the plan so provides, assuming that the Company would meet estimated actual performance for each period as the Committee (as it exists prior to the Change of Control) determines (but in no event less than target performance);

•

for any completed performance period, to the extent the executive has not received the grant for the period assuming that the Company would meet estimated actual performance for each period as the Committee (as it exists prior to the Change of Control) determines (but in no event less than target performance).

The executive will not be required to return any partial grant received under the LTIP if it is determined that the partial grant exceeded the grant for the target performance.

A termination is for “cause” if it is

•	the result of a conviction of a felony involving moral turpitude by a court of competent jurisdiction, which is no longer subject to direct appeal,

•	conduct that is materially and demonstrably injurious to the Company, or

•	the executive’s willful engagement in one or more acts of dishonesty resulting in material personal gain to the executive at the Company’s expense.

Additionally, in the event of a Change of Control, Mr. Zollars is entitled to the Supplemental Retirement Benefit under Section 4(h) of the employment agreement between the Company and him.

“Change of Control” for the purpose of these executive severance agreements shall be deemed to have taken place if:

•

a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), purchases or otherwise acquires shares of the Company after the date of this Agreement that, together with stock held by such person or group, constitutes more than 50 % of the total fair market value or total voting power of the stock of the Company;

•

a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act purchases or otherwise acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) shares of the Company after the date of the agreement and as a result thereof becomes the beneficial owner of shares of the Company having 35% or more of the total number of votes that may be cast for election of directors of the Company; or

•

as the result of, or in connection with any cash tender or exchange offer, merger or other Business Combination, or contested election, or any combination of the foregoing transactions, the Continuing Directors shall cease to constitute a majority of the Board of the Company or any successor to the Company during any 12-month period.

“Business Combination” means a “Business Combination” as that term is referred to in the Certificate of Incorporation of the Company, as amended.

“Continuing Director” means a director of the Company who meets the definition of Continuing Director contained in the Certificate of Incorporation of the Company, as amended.

The table below reflects the estimated compensatory payments that would be made, and the estimated costs of the benefits that would be provided, to each of the named executive officers, if such executive’s employment had been terminated as of December 31, 2006 in connection with a Change of Control:

Named Executive Officer	Severance Payment	Employment Agreement Equity Awards	LTIP and Restricted Stock Awards	Other Change of Control Payments (1)	Total Change of Control Benefit Payments	Gross-up and Excise Tax Payments	Total Change of Control Payments
William D. Zollars	$6,750,000	$1,500,000	$10,749,601	$54,533	$19,054,134	$11,310,481	$30,364,615
Donald G. Barger, Jr.	2,034,375	0	1,298,818	37,998	3,371,191	2,295,036	5,666,227
James D. Staley	3,195,000	500,000	3,091,864	39,016	6,825,880	0	6,825,880
James L. Welch	1,467,075	0	1,708,528	27,189	3,202,792	0	3,202,792
Michael J. Smid	1,399,650	0	1,978,245	37,278	3,415,173	2,047,101	5,462,274

(1)	Other Change of Control Payments consists of payments for benefit continuation and outplacement services.

In calculating the payments to be made and the benefits to be provided to each named executive officer, the Company made the following assumptions:

•	the change of control transaction qualifies as a change of control under Section 280G of the Tax Code;

•	a stock price of $37.73, the per share closing price of the Company’s common stock on December 29, 2006;

•	all severance payments, continuation of benefits and payments for outplacement services will be made only if there is a change of control and a termination of employment;

•

under the terms of applicable employment and severance agreements, the executives are entitled to accelerated vesting and an early distribution of their supplemental retirement benefits upon a change of control and a termination of employment;

•	all executives are entitled to receive a payout under the LTIP upon a change of control as though the Company had achieved target performance; and

•	under Section 280G of the Tax Code, only Messrs. Zollars, Barger and Smid have been determined to be “disqualified individuals”, and as such are entitled to the gross-up and excise tax payments.

Executive Termination of Employment Severance Policy. In addition to the change of control severance agreements, the Company has implemented an executive severance policy for certain senior executives of the Company if the executive’s employment is terminated as a result of the elimination of the executive’s position, a restructuring of the Company or a reduction in work force. This policy applies to Messrs. Barger, Churay, Smid and Yamasaki as well as to Paul Liljegren, Vice President, Controller and Chief Accounting Officer. If any of the foregoing events occurs, the severance agreements provide that the executive shall be entitled to

•	a severance payment equivalent to two times the executive’s current annual salary, payable in twice monthly installments;

•	outplacement services consisting of an 18-month program with a value of up to $10,000;

•

provision of COBRA continuation benefits at the Company’s expense for up to two years, with an earlier termination if the executive becomes eligible for health plan coverage following new employment; and

•

payment of the executive’s annual bonus is the executive is terminated after the end of the calendar year but before the annual bonus or pay-for-performance payments are distributed, with the assumption made that all personal performance targets or goals were met.

After termination of employment, the executive will not be entitled to participate in any of the Company’s other benefits, including pension, 401(k), core retirement, disability, perquisite, employee assistance, equity participation and other plans. If the executive is terminated before the end of the calendar year, no partial annual bonus or pay-for-performance payments will be made for the partial year.

The applicable stock option agreement and plan will govern any outstanding stock options at the time of termination of employment, and options will continue to vest until severance payment installments end, except that if the executive engages in a prohibited activity during the two-year period after termination of employment, then the executive will forfeit the right to any further vesting of the executive’s options and the executive will not receive any undelivered shares upon the exercise of any vested options. The applicable share unit or stock award agreement and equity plan will govern any restricted stock units and stock awards at the time of termination of employment and awards will continue to vest until severance payment installments end, except that if the executive engages in a prohibited activity during the two-year period after termination of employment, the executive shall forfeit the right to any further vesting of the awards and the executive will not receive any undelivered shares of Company common stock upon the lapse of any applicable restrictions.

For purposes of the foregoing, a “prohibited activity” is deemed to have occurred if the executive

•

divulges any non-public, confidential or proprietary information of the Company, but excluding any information that becomes generally available to the public other than as a result of the executive’s disclosure and information that becomes available to the executive on a non-confidential basis after the executive’s termination of employment; or

•	directly or indirectly consults or becomes affiliated with, engages in business or becomes employed by a competitor of the Company or any of the Company’s subsidiaries or affiliates.

An executive shall be disqualified from receiving severance benefits under this policy if he or she

•	is terminated for cause,

•	dies, retires prior to termination, resigns prior to termination, or suffers a permanent disability upon termination;

•	receives severance benefits under a change of control severance agreement; or

•	revokes the separation agreement and general release (discussed below).

In exchange for the severance benefits, each executive must execute a separation agreement that includes a full release of the Company from any liability or obligations, an agreement to cooperate with the Company in legal proceedings and investigations, a confidentiality agreement with respect to the Company’s confidential information, a non-solicitation agreement, a non-disparagement agreement, and an agreement to settle issues with respect to the separation agreement through arbitration.

The benefits under the termination of employment severance policy are not available to executives who have written employment contracts that provide for severance benefits (such as Messrs. Zollars and Staley) or to executives who receive benefits upon a change of control.

James D. Staley Severance Benefits. In October 2003, Roadway LLC, a wholly owned subsidiary of the Company, entered into an employment agreement with James D. Staley, then President and Chief Executive Officer of Roadway. The employment agreement became effective as of the effective date of the Company’s acquisition of Roadway (i.e., December 11, 2003). The employment agreement contains provisions for severance benefits. If Mr. Staley’s employment is terminated by the Company without cause (as defined in the agreement), or by Mr. Staley at least three years after the effective date of the merger (i.e., December 11, 2003) for good reason (as defined in the agreement), upon the death of Mr. Staley or because Mr. Staley incurs a permanent and total disability (as defined in Mr. Staley’s agreement), all of the restricted shares previously granted to Mr. Staley will vest, and Mr. Staley will be entitled to the following:

•	a lump-sum payment equal to $3,000,000, less the value of the restricted shares granted to him that have vested as of the date of the termination;

•	a lump sum payment equal to the prorated portion of his target bonus for the fiscal year in which his termination of employment occurs as if the target for the year had been met; and

•

24 months of continuation coverage under the employee benefit plans and programs that covered him immediately prior to his termination of employment (excluding any plan or program providing payment for time not worked).

If Mr. Staley’s employment is terminated by the Company for cause (as defined in the agreement), by Mr. Staley for any reason during the first three years after the effective date of the acquisition of Roadway or by Mr. Staley at least three years after the effective date of the Company’s acquisition of Roadway for any reason other than good reason (as defined in the agreement), all unvested restricted shares previously granted to Mr. Staley will be forfeited, and Mr. Staley will not be entitled to receive a severance payment under the agreement. In addition, pursuant to Mr. Staley’s employment agreement, Mr. Staley and the Company entered into an executive severance agreement in substantially the same form granted to other Company executives entitling him to change of control benefits in the event of a change of control of the Company.

AUDIT/ETHICS COMMITTEE REPORT

The Audit/Ethics Committee of the Board of Directors provides assistance to the Board of Directors in, among other matters, fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s financial controls and the quality and integrity of the financial statements of the Company. The Audit/Ethics Committee also oversees the Company’s compliance programs.

The Audit/Ethics Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006.

The Audit/Ethics Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit/Ethics Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, and any other matters the Audit/Ethics Committee deems relevant and appropriate, the Audit/Ethics Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Board of Directors had determined that the members of the Audit/Ethics Committee are independent. The Board has further determined that Mr. Trubeck is the “audit committee financial expert”, as that term is defined under SEC regulations, and that Mr. Trubeck meets the financial sophistication requirement of the NASDAQ Stock Market rules.

The Audit/Ethics Committee adopted a written charter, which was subsequently amended and restated to clarify the Company’s requirement to pay for the expenses of auditors, independent counsel and consultants that the Committee retains. A copy of the Committee’s Charter is available on the Company’s website, www.yrcw.com. The Audit/Ethics Committee conducts annual reviews of its charter to assess its adequacy.

The Audit/Ethics Committee presents the following summary of all fees paid to KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, during calendar years 2006 and 2005:

	KPMG FY 2006	KPMG FY 2005
Audit fees	$3,159,762	$3,873,040
Audit related fees	55,750	273,094
Tax fees	0	8,700
All other fees	0	0

Total	$3,215,512	$4,154,834

The Audit/Ethics Committee has considered and determined that the level of KPMG’s fees for provision of services other than the audit and the quarterly review services is compatible with maintaining the auditor’s independence.

William L. Trubeck, Chairman

Howard M. Dean

John F. Fiedler

John C. McKelvey

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Zollars’ son-in-law is employed in the marketing area, with no direct reporting relationship to him, and his total compensation for 2006 was less than $164,000.

The Company’s Code of Conduct (available on the Company’s website at www.yrcw.com) contains conflict of interest procedures that require referral of any questionable activity or potential conflict to the Company’s General Counsel. The General Counsel will then report his or her findings and recommendations to the appropriate senior officer or supervisor, who will then determine, in conjunction with the General Counsel, the appropriate action to be taken. The Code of Conduct strongly recommends that Company officers and employees disclose the potential conflict prior to taking any action. The Audit/Ethics Committee reviews and approves any related party transactions involving any of the Company’s executive officers and any member of the Board. For any conflicts of interest that do not involve a related party transaction, the President and Chief Executive Officer of the Company may seek approval of the potential conflict from the Chairman of the Audit/Ethics Committee. Any director seeking approval or waiver of a potential conflict of interest should recuse himself or herself from any decision on whether to approve an activity or waive the potential conflict. A “related party transaction” is defined in the Company’s Code of Conduct as any transaction that would be required to be disclosed in the Company’s Annual Report on Form 10-K pursuant to Item 404 of Securities and Exchange Commission Regulation S-K. Since the adoption of the Company’s Code of Conduct in 2003, the Audit/Ethics Committee has not waived any potential conflict of interest.

“Conflicts of interest” are described generally in the Code of Conduct as situations in which either a director’s, officer’s or employee’s personal involvement or financial affairs are, or may appear to be, in conflict with their responsibility to act in the best interest of the Company. A conflict of interest is considered to exist when an individual’s personal involvement or financial affairs may adversely influence his or her judgment in the performance of his or her duty to the Company. Examples of potential conflicts of interest provided in the Code of Conduct are:

•

a director, officer or employee, directly or indirectly, or one of his or her immediate family members, owns or has a financial interest in another organization that is a competitor, customer, contractor or supplier of the Company;

•

a director, officer or employee, directly or indirectly, or one of his or her immediate family members, serves as a director, officer, employee, consultant or agent of an organization that is a competitor of the Company, or which does business with the Company as a supplier, customer, or contractor; and

•

a director, officer or employee, or one of his or her immediate family members, is a principal party to a transaction with the Company involving the rental or purchase of real estate, goods or services.

II. PROPOSAL TO APPROVE THE COMPANY’S

ANNUAL INCENTIVE BONUS PROGRAM

We are asking you to approve the YRC Worldwide Inc. Annual Incentive Bonus Program (the “Program”). The Committee adopted the Program and believes that the Program is important to continue to attract, motivate and retain senior executives through the use of cash incentives. Under Section 162(m) of the Tax Code, payments to certain covered employees in excess of $1 million per year are not deductible for tax purposes unless the compensation is performance-based and the corporation’s stockholders have approved the material terms of the compensation. Therefore, we are seeking stockholder approval of the Program so that amounts paid under the Program will be deductible for federal income tax purposes.

The affirmative vote of a majority of the votes cast at the Annual Meeting, represented in person or by proxy, is required to approve the Program. If the stockholders approve the Program, the Section 162(m) stockholder approval requirement will be satisfied for awards made through the 2012 annual meeting of stockholders. Nothing in this proposal prohibits the Company from making any payment or granting awards, under the Program or otherwise, that are not deductible for federal income tax purposes under Section 162(m) of the Tax Code.

The following is a summary of the principal features of the Program and its operation. The summary is not a complete description of all of the Program’s provisions and is qualified in its entirety by reference to the Program, a copy of which is attached as Appendix I hereto.

Purpose. The purpose of the Program is to incent senior executive officers and key employees of the Company, including its subsidiaries, to obtain superior results for the Company on an annual basis.

Administration. The Committee, which consists solely of two or more outside directors within the meaning of Section 162(m) of the Tax Code, will administer the Program. The Committee has the authority to interpret all provisions of the Program, to prescribe, amend and rescind rules and regulations deemed advisable to protect the interests of the Company, to determine participant eligibility, performance goals and the amount of any award payments to be made and to make all other administrative determinations necessary for the efficient administration of the Program.

Eligibility. The Committee will determine in its discretion which senior executive officers and key employees, who are in a position to influence the Company’s success, will participate in this Program. Currently, approximately 7 persons would be eligible to participate.

Payment. Cash bonuses, if any, will be paid following the end of each performance period, but only after the Committee has certified that the performance goals and any other material factors were satisfied. The maximum aggregate amount of any performance-based compensation award that the Company or its subsidiaries may pay to a participant under the Program in any one calendar year is $5 million. All payments will be subject to appropriate tax and other withholdings.

Performance Goals. The performance goals that the Committee may use for awards of performance-based compensation under Section 162(m) of the Tax Code shall be based on one or more of the following financial measures:

•      balance sheet measurements such as receivable turnover, internal rate of return or increase in net present value

•      cash flow (including operating cash flow and free cash flow)

•      cash flow return on investment (which equals net cash flow divided by total capital)

•      common share price (including growth measures and total stockholder return)

•      diluted earnings per share

•      earnings before interest and taxes

•      earnings growth

•      earnings measures/ratios

•      economic value added

•      total return to shareholders

•      expense targets

•      financial return ratios

•      gross margin

•      increase in the fair market value of the Company’s common shares

•      net earnings

•      net operating income after tax

•      net operating income after tax growth

•      market share

•      operating income

• return on assets • return on capital • return on committed capital • return on investment • return on revenues • total earnings • revenue • revenue growth • total return to shareholders

Performance goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of a unit, division, department or function within the Company in which the participant works. The Committee, at the time the applicable performance goals are established, may provide that the formula for the goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain, loss or expense, even if such inclusions or exclusions are not in accordance with generally accepted accounting principles or in accordance with those principles on an inconsistent basis.

Awards. The amount of annual awards under the Program cannot be determined at this time, as the awards are dependent on the satisfaction of performance goals and the discretion of the Committee. The following table sets forth potential payments under the Plan for 2007 upon achievement of certain financial plan goals, assuming the base compensation levels of the Company’s executive officers as of December 31, 2006 are in effect for all of 2007:

Annual Incentive Bonus Program

	Threshold	85% Plan Goal	Target	Maximum
	75% of Financial Plan Goal	85% of Financial Plan Goal	100% of Financial Plan Goal	130% of Financial Plan Goal
Name	10% of Target Incentive Bonus	30% of Target Incentive Bonus	100% of Target Incentive Bonus	200% of Target Incentive Bonus
William D. Zollars	$125,000	$375,000	$1,250,000	$2,500,000
Donald G. Barger, Jr.	24,200	72,600	242,000	484,000
James D. Staley	53,500	160,500	535,000	1,070,000
Michael J. Smid	34,275	102,825	342,750	685,500
James L. Welch (retired in January 2007)	0	0	0	0
Executive Officer Group (7 persons)	278,111	834,333	2,781,110	5,562,220

Adjustment of Performance Goals or Awards. The Committee may adjust performance goals to compensate for any changes that significantly alter the basis upon which the goals were determined; provided, that the Committee may not increase the amount of an award, nor may it waive the achievement of performance goals. In addition, the Committee may reduce the amounts of awards to achieve fair and equitable distribution of awards or if a participant fails to achieve applicable individual objectives or milestones.

Amendment of the Program. The Committee (or entire board of directors of the Company) may terminate, amend or modify the Program at anytime without notice to or consent of any participant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE YRC WORLDWIDE INC. ANNUAL INCENTIVE BONUS PROGRAM

III. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

In 2006, the Audit/Ethics Committee of the Board requested proposals from internationally known independent public accounting firms to audit the Company’s financial statements and its assessment over its internal controls over financial reporting. Four such firms responded to the request, including the Company’s existing auditors, KPMG LLP. After an extensive review process, the Audit/Ethics Committee chose KPMG LLP to remain as the Company’s independent registered public accounting firm for 2006. For 2007, the Audit/Ethics Committee has again appointed KPMG LLP as its independent registered public accounting firm of the Company for 2007. Generally, the Board submits the Audit/Ethics Committee’s appointment of the Company’s independent registered public accounting firm annually for ratification by the stockholders. Although stockholder ratification is not required, if the stockholders do not ratify the appointment, the Audit/Ethics Committee will reconsider the matter. A representative of KPMG LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions, and he or she will have an opportunity to make a statement if he or she desires to do so.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE COMPANY’S APPOINTMENT OF

KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTING FIRM FOR 2007.

IV. OTHER MATTERS

The Board does not intend to bring any other business before the meeting and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Appendix I

YRC Worldwide Inc.

Annual Incentive Bonus Program

YRC Worldwide Inc. (the “Company”) hereby adopts the YRC Worldwide Inc. Annual Incentive Bonus Program (this “Program”) effective January 1, 2007, subject to the approval of the Company’s stockholders at the annual meeting held on May 17, 2007. This Program is intended to incent the senior executive officers and key employees of the Company, including its subsidiaries, to obtain superior results for the Company on an annual basis.

Article I—Definitions

1.1 Definitions. As used in this Program, unless the context expressly requires a contrary meaning, the following capitalized terms shall have the following meanings:

“Committee” means the Compensation Committee of the Board of Directors of the Company, which shall be comprised solely of two or more outside directors within the meaning of Tax Code Section 162(m) .

“Executive Officer” means an officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

“Participant” means a senior executive officer or key employee that the Committee designates to participate in this Program.

“Performance Goals” means the objective or objectives that the Committee establishes for measuring performance of Participants. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a unit, division, department or function within the Company in which the Participant works.

“Performance Period” means the period established by the Committee with respect to which the Performance Goals will be measured.

“Tax Code” means the Internal Revenue Tax Code of 1986, as amended.

Article II—Administration

2.1 Administration. The Committee, in its discretion, shall be responsible for the administration of this Program. The Committee is authorized to interpret this Program, to prescribe, amend and rescind rules and regulations deemed advisable to protect the interests of the Company and to make all other administrative determinations necessary for the efficient administration of this Program. Any determination, interpretation or other action that the Committee makes or takes under this Program’s provisions shall be conclusive and binding upon all Participants and all other persons.

2.2 Delegation by Committee. Except in the case of any Executive Officer whose award, if any, the Committee shall determine, the Committee may delegate to the Company’s chief executive officer or an officer to whom he delegates, the authority to determine any award under this Program for a Participant who is not an Executive Officer. The Company’s chief executive officer or delegated officer shall have the same powers to make determinations under this Program with respect to those awards as the Committee has under this Program; provided that all decisions must be consistent with any limitations or directions of the Committee.

Article III—Participation

3.1 Eligibility. For each Performance Period, the Committee will determine, in its discretion, which senior executive officers and key employees, who are in a position to influence the Company’s success, will participate in this Program. Absent a determination to the contrary, it shall be assumed that the Executive Officers will be Participants.

3.2 New hires and changes in position. Individuals hired or promoted during a Performance Period into a position appropriate for participation in this Program may either participate in the already existing period on a pro-rated basis or be held out until the beginning of the next Performance Period. Each Participant who transfers into a position no longer appropriate for participation in this Program may either continue to participate in the already existing Performance Period, participate on a pro-rated basis up to the date of the transfer or cease participation for the entire Performance Period. The Committee, the chief executive officer or his delegated officer (as appropriate) shall make all such determinations in their respective sole discretion.

3.3 Terminations. Participants who terminate their employment during the Performance Period or prior to the payment of the award may be entitled to a prorated award if such termination is by reason of death, disability, retirement or involuntary termination without cause, all as determined in accordance with the Company’s normal policies, any applicable employment agreement or as the Committee, the chief executive officer or his delegated officer (as appropriate) determines. Participants who terminate employment during the Performance Period or prior to the payment of the award for any other reason will forfeit their award under this Program, unless the Committee, the chief executive officer or his delegated officer (as appropriate) determines otherwise.

Article IV—Payment of Award

4.1 Determining amount of the award. Subject to Article V, the Committee will determine each Participant’s Performance Goals for an applicable Performance Period, including any threshold, target or maximum amounts applicable to the award. Following the end of the Performance Period, the Committee will determine the award that each Participant earned based on the Participant’s achievement of the Performance Goals. Each award shall be evidenced by a notation on the Company’s books and records and shall be subject to the terms and conditions as the Committee prescribes in its sole discretion.

4.2 Adjustment of awards. Subject to Section 5.4, the Committee may make adjustments in the Performance Goals to compensate for any changes that significantly alter the basis upon which the goals were determined. The Committee also may make reductions, in its sole discretion, to the amounts of any awards as needed to achieve fair and equitable distribution of awards. These reductions may be made before or after the end of the Performance Period. The Committee may reduce the amount of an award if a Participant fails to achieve applicable individual objectives or milestones.

4.3 Timing of payment. Payments of awards will be paid in cash only after the Committee’s approval. Payments will be made no later than two and one-half months following the end of the applicable Performance Period, unless the Participant defers receipt pursuant to a Company-sponsored deferred compensation plan, arrangement or agreement.

Article V—Compliance with Section 162(m) of the Tax Code

5.1 Section 162(m) limitations. Notwithstanding any other provision of this Program, the Committee intends that any award under this Program granted to a Participant who is a “covered employee” within the meaning of Tax Code Section 162(m) be “performance-based compensation” within the meaning of Tax Code Section 162(m). These awards shall be conditioned on the achievement of one or more Performance Goals set forth in Section 5.2 that the Committee shall generally establish within 90 days of the commencement of the applicable Performance Period; provided that the outcome of the Performance Goals is substantially uncertain at the time the Performance Goals are established, and shall otherwise comply with the requirements of Tax Code Section 162(m).

5.2 Performance Goals. The Performance Goals that the Committee may use for awards of Tax Code Section 162(m) performance-based compensation shall be based on one or more of the following financial measures:

•     balance sheet measurements such as receivable turnover, internal rate of return or increase in net present value

•     cash flow (including operating cash flow and free cash flow)

•     cash flow return on investment (which equals net cash flow divided by total capital)

•     common share price (including growth measures and total stockholder return)

•     diluted earnings per share

•     earnings before interest and taxes

•     earnings growth

•     earnings measures/ratios

•     economic value added

•     expense targets

•     financial return ratios

•     gross margin

•     increase in the fair market value of the Company’s common shares

•     net earnings

•     net operating income after tax

•     net operating income after tax growth

•     market share

•     operating income

•     return on assets

•     return on capital

•     return on committed capital

•     return on investment

•     return on revenues

•     total earnings

•     revenue

•     revenue growth

•     total return to shareholders

The Committee, at the time the applicable Performance Goals are established, may provide that the formula for the goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain, loss or expense, even if such inclusions or exclusions are not in accordance with generally accepted accounting principles or in accordance with those principles on an inconsistent basis.

5.3 Maximum payment. The maximum aggregate amount of any performance-based compensation award that the Company or its subsidiaries may pay in any one calendar year to a Participant who is a “covered employee” subject to Tax Code Section 162(m) shall not exceed $5 million.

5.4 Adjustments. Notwithstanding any provision of this Program to the contrary, with respect to any award that is subject to provisions of this Article V, the Committee may not adjust upwards the amount of an award payable, nor may it waive the achievement of the applicable Performance Goals, except to the extent that Tax Code Section 162(m) permits.

5.5 Other restrictions. The Committee shall have the power to impose any other restrictions on awards subject to Article V as it may deem necessary or appropriate to insure that such awards satisfy all requirements for “performance-based compensation” within the meaning of Tax Code Section 162(m).

Article VI—General Provisions

6.1 Non-transferability. Except as the Committee specifies, a Participant’s rights and interests under this Program shall not be in any manner subject to sale, transfer, assignment, pledge, encumbrance or charge prior to the Participant’s actual receipt of payment of any award; and any attempt to so sell, transfer, assign, pledge, encumber or charge prior to receipt shall be void.

6.2 Withholding. The Company shall have the right to deduct from all awards any taxes or other withholdings that the law requires to be withheld with respect to awards.

6.3 Compliance with Section 409A. The payments under this Program are intended to constitute a short-term deferral payments within the meaning of proposed Treasury Regulation §1.409A-1(b)(4) and to be exempt from Tax Code Section 409A . To the extent applicable, the Committee shall interpret and construe this Program in accordance with Tax Code Section 409A and the regulations and other interpretative guidance issued thereunder. In carrying out such intent, the Committee may take any and all action it determines is necessary or appropriate to preserve the intended tax treatment of the payments under this Program or to comply with Tax Code Section 409A .

6.4 No guarantee of employment. Nothing in this Program or any action taken because of this Program will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with any Participant without regard to the existence of this Program.

6.5 Amendment and termination. The Committee (or full Board of Directors of the Company) may terminate, amend or modify this Program at anytime without notice to or consent of any Participant. All awards are purely discretionary in the judgment of the Committee. This Program does not constitute a promise or agreement as to either the payment or amount of any award.

6.6 References, construction and interpretation. As used in this Program, references to “including” mean, “including (without limitation)”; to “persons” include both natural and legal entities; to the masculine, include the feminine and neutral (and vice versa); and to the singular include the plural (and vice versa). The headings in this Program are for convenience only and shall not be used to interpret or construe this Program.

6.7 Governing law. This Program will be construed in accordance with and governed by the laws of the State of Delaware.

c/o UMB Bank, n. a.

P.O. Box 419064

Kansas City, MO 64141

YRC Worldwide

Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253.

Vote by Telephone

Call Toll-Free using a touch-tone telephone:

1-888-693-8683

Vote by Internet

Access the Website and Return your proxy cast your vote:

www.cesvote.com

Vote by Mail

in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on May 16, 2007, to be counted in the final tabulation.

If you vote by telephone or over the Internet, do not mail your proxy card.

Proxy card must be signed and dated below.

Please fold and detach card at perforation before mailing.

YRC WORLDWIDE INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2007.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

YRC Worldwide

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of YRC Worldwide Inc. (the “Company”) will be held at the Company’s General Office, 10990 Roe Avenue, Overland Park, Kansas, on Thursday, May 17, 2007 at 10:00 a.m., Overland Park, Kansas time, to consider the matters set forth on the reverse side. The undersigned appoints William D. Zollars, Daniel J. Churay, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of YRC Worldwide Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc. and at any reconvened meeting(s) after any adjournment(s) or postponement(s) of the Annual Meeting.

Dated: 2007

Signature

Signature (if held jointly)

Please sign exactly as your name(s) appear(s) hereon. If your shares are held jointly, both of the joint owners must sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.

Dear Shareholder,

Did you know that it is possible to receive your annual report and proxy statement electronically? Use the power of the Internet to participate in YRC Worldwide Inc.’s paperless shareholder meeting program. While you’re on the Web, sign up to obtain future annual reports and proxy materials on the Internet. We will send you an electronic notice of shareholder meeting with links to view the annual report and proxy materials. You will be able to cast your vote on-line.

To sign up, go to http://www.econsent.com/yrcw

You can get started right away! Other than your social security number, all you will need is your account number, which can be found on the reverse side of this proxy card. Once you have accessed your account, simply provide us with your e-mail address and follow the prompts to confirm your consent.

If you do not participate in the program, you will continue to receive your annual report and proxy materials through the mail.

YRC Worldwide Inc.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253, so your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Please fold and detach card at perforation before mailing.

YRC WORLDWIDE INC.

PROXY

This proxy, when properly executed, will be voted in the manner as directed below. If no direction is indicated, such shares will be voted FOR the election of all of the nominees for director listed below, FOR proposals 2 and 3, and according to the discretion of the Proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all director nominees listed and FOR proposals 2 and 3.

1. ELECTION OF DIRECTORS:

Nominees:

(1) Cassandra C. Carr

(2) Howard M. Dean

(3) John F. Fiedler

(4) Dennis E. Foster

(5) John C. McKelvey

(6) Phillip J. Meek

(7) William L. Trubeck

(8) Carl W. Vogt

(9) William D. Zollars

FOR all nominees

WITHHOLD AUTHORITY

except the name(s) below

for all nominees

Instructions: To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

2. The approval of the Company’s Annual Incentive Bonus Program for senior executive officers.

FOR

AGAINST

ABSTAIN

3. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007.

FOR

AGAINST

ABSTAIN

4. The transaction of any other business as may properly come before the meeting or any reconvened meeting after an adjournment.

(CONTINUED ON REVERSE SIDE)